UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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ABM Industries Incorporated
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551 Fifth Avenue, Suite 300
New York, New York 10176

February 5, 2013

Dear Fellow Shareholders:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of ABM Industries Incorporated at Hotel Sofitel New York, 45 West 44th Street, New York, New York 10036, on Tuesday, March 5, 2013, at 10:00 a.m. The Notice of Meeting and Proxy Statement and accompanying proxy card describe in detail the matters to be acted upon at the meeting.

Whether or not you plan to attend the meeting in person, please take the time to vote on the Internet, by telephone or by mailing your proxy card. As explained in the Proxy Statement, you may revoke your proxy at any time before it is actually voted at the meeting.

Only shareholders of record at the close of business on January 16, 2013 will be entitled to vote at the meeting and any adjournments thereof. A list of shareholders on that date will be available for inspection by any shareholder for ten days prior to the meeting during normal business hours at ABM's corporate headquarters located at 551 Fifth Avenue, Suite 300, New York, New York 10176. You may make an appointment to review the list of shareholders by contacting ABM at (212) 297-0200.

If you plan to attend the meeting in person and vote at the meeting, please remember to bring a form of personal identification with you. If you are acting as a proxy for another shareholder, please bring appropriate documentation from the record owner for whom you are acting as a proxy. If you will need any special assistance at the meeting, please contact ABM at (212) 297-0200 prior to the meeting.

We look forward to seeing you at the meeting.

Maryellen C. Herringer Chairman of the Board of Directors	Henrik C. Slipsager President and Chief Executive Officer

551 Fifth Avenue, Suite 300
New York, New York 10176

 2013 ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, MARCH 5, 2013
10:00 A.M.
NOTICE OF MEETING AND PROXY STATEMENT

 YOUR VOTE IS IMPORTANT

ABM Industries Incorporated ("ABM" or the "Company") will hold its 2013 Annual Meeting of Shareholders at Hotel Sofitel New York, 45 West 44th Street, New York, New York 10036, on Tuesday, March 5, 2013, at 10:00 a.m. The items of business at the annual meeting are:

  Item One: Election of three directors to serve three-year terms until the 2016 Annual Meeting and until their successors are duly elected and qualified. The Board recommends a vote FOR each of the nominees.

  Item Two: Ratification of the selection of KPMG LLP as ABM's independent registered public accounting firm for the current year. The Board recommends a vote FOR this proposal.

  Item Three: Advisory vote to approve executive compensation. The Board recommends a vote FOR this proposal.

  Item Four: Transact such other business as may properly come before the meeting.

If you are a shareholder of record, you may vote in any one of four ways: in person by attending the Annual Meeting, by Internet, by telephone, or by mail using the enclosed proxy card. Specific voting information is included under the caption "Voting Procedures." Only shareholders of record at the close of business on January 16, 2013, are entitled to vote. On that day 54,508,562 shares of ABM common stock were outstanding. Each share entitles the holder to one vote.

The ABM Board of Directors asks you to vote in favor of the director nominees, for the ratification of KPMG LLP as ABM's independent registered public accounting firm, and for the approval, on an advisory basis, of the compensation of our executive officers. This Proxy Statement provides you with detailed information about each of these matters. We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about ABM from our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, and from the ABM 2012 Annual Report to Shareholders, as well as from additional documents that we have filed with the Securities and Exchange Commission that are available on ABM's web site at www.abm.com.

This Notice and Proxy Statement are dated February 5, 2013, and were first mailed, together with a proxy card, to shareholders on or about February 5, 2013.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on March 5, 2013.

The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended October 31, 2012 and ABM 2012 Annual Report to Shareholders and the means to vote by Internet are available at www.proxyvote.com.

Instead of receiving paper copies of future annual reports and proxy statements in the mail, you can elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you as well as conserve natural resources. With electronic delivery, we will notify you by e-mail as soon as the annual report and proxy statement are available on the Internet, and you can easily submit your shareholder vote online. If you are a shareholder of record, you may enroll in the electronic delivery service at the time you vote by marking the appropriate box on your proxy card, or by selecting electronic delivery if you vote on the Internet, and following the enrollment instructions. If you are a beneficial holder, you may also have the opportunity to receive annual meeting materials electronically. Please check the information provided in the proxy materials mailed to you by your brokerage firm, bank or trustee.

You may contact ABM at 212-297-0200 to obtain directions to the site of the Annual Meeting.

VOTING PROCEDURES AND ANNUAL MEETING ATTENDANCE

Who may vote and how many votes do I have?

Shareholders of record at the close of business on the record date, January 16, 2013, may vote. On that date, there were 54,508,562 outstanding shares of ABM common stock.

All of the shares of ABM's common stock are entitled to vote at the meeting. Shareholders of record will have one vote for each share they hold.

How many votes must be present to hold the annual meeting?

A majority of the votes that may be cast (at least 27,254,282 votes), present in person or represented by proxy, is needed to hold the 2013 Annual Meeting. If you properly vote on any proposal, your shares will be included in the number of shares to establish a quorum for the annual meeting. Shares represented by proxy cards marked "abstain" or returned without voting instructions will be counted as present for the purpose of determining whether the quorum for the annual meeting is satisfied. In addition, if you hold shares through a bank or brokerage account, your shares will be counted as present for the purpose of determining whether the quorum for the annual meeting is satisfied, even if you do not provide voting instructions to your bank or brokerage firm. However, neither these shares nor any abstentions will count in the voting results.

We urge you to vote by proxy even if you plan to attend the meeting. That will help us to know as soon as possible that we have enough votes to hold the meeting. Returning your proxy card will not affect your right to revoke your proxy or to attend the 2013 Annual Meeting and vote in person.

How do I vote my shares?

You may vote at the annual meeting by proxy or in person.

If you are a "holder of record" (that is, if your shares are registered in your own name with our transfer agent), you have several options. You may vote by telephone, on the Internet or by attending the meeting and voting in person. In addition, you may vote by mail using the enclosed proxy card.

If you hold your shares in "street name" (that is, if you hold your shares through a broker, bank or other holder of record), you received this proxy statement and voting instruction card from your broker, bank or other holder of record. The voting instruction card explains which voting options are available to you. As the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to "routine" items, but it will not be permitted to vote your shares with respect to "non-routine" items. In the case of a non-routine item, your shares will be considered "broker non-votes" on that proposal. If you want to vote in person at the annual meeting, you must obtain a power of attorney or proxy from your broker, bank or other holder or record authorizing you to vote. You must bring this power of attorney or proxy to the meeting.

How do I attend the annual meeting?

All shareholders as of the record date, January 16, 2013, or their proxy holders, are welcome to attend the annual meeting. If you are voting by mail, by telephone or via the Internet, but still wish to attend the meeting, follow the instructions on your proxy card or via the Internet ( www.proxyvote.com) to tell us that you plan to attend. When you arrive at the meeting, please look for the "Shareholders' Welcome Desk," where you will be asked for photo identification in order to receive your admittance card.

If you hold your shares in street name and you decide to attend, you must bring to the meeting a copy of your bank or brokerage statement evidencing your ownership of ABM Industries Incorporated common stock as of the record date. Please go to the "Shareholders' Welcome Desk" and provide the bank or brokerage statement, as well as your photo identification, in order to obtain an admittance card.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time at or before the annual meeting. If you are a holder of record, you may change your vote or revoke your proxy through any of the following means:

  •
  by casting a new vote by telephone or the Internet prior to the annual meeting, or by properly completing and signing another proxy card with a later date and returning the proxy card prior to the annual meeting;

  •
  giving written revocation to our Corporate Secretary prior to the annual meeting directed to the address on page 5, or at the meeting; or

  •
  voting in person at the annual meeting.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you are a registered shareholder and you return a proxy card without indicating your vote, your shares will be voted in accordance with the Board's recommendations for proposals described in this proxy statement.

What if I do not return a proxy card or vote at the annual meeting?

If you are a registered shareholder and you do not return a proxy card or vote at the annual meeting, your shares will not be voted and will not count towards the quorum requirement to hold the annual meeting. Your shares that are not voted will not affect the outcome of any of the company's proposals.

What if my shares are held in "street name" and I do not give my bank or broker instructions on how to vote?

If your shares are held in "street name" and you do not give your bank or broker instructions on how to vote, your shares will be counted towards the quorum requirement for the annual meeting.

The failure to instruct your bank or broker how to vote will have one of two effects on the proposals for consideration at the annual meeting, depending upon the type of proposal. For the election of directors in Proposal 1, and for Proposal 3, absent instructions from you, the bank or broker may not vote your shares at all and your shares will be considered broker non-votes, which will have no effect on the outcome of the proposal. For Item 2 involving ratification of our independent registered public accounting firm for 2013, the broker may vote your shares at its discretion.

Will my vote be confidential?

Yes. Your vote is confidential and will not be disclosed to our directors or employees.

Will the Company's independent registered public accounting firm be present at the annual meeting?

Yes, representatives of KPMG LLP ("KPMG") will attend the meeting. They will be available during the meeting to answer your questions and they will have the opportunity to make a statement, if they desire to do so. The Audit Committee of our Board has approved the appointment of KPMG as our independent registered public accounting firm for our 2013 fiscal year.

Will our directors attend the annual meeting?

It is expected that our directors will attend our annual meeting. With the exception of one director, all continuing directors attended the 2012 Annual Meeting of Shareholders.

Who will be soliciting proxies on our behalf?

The Company pays the cost of preparing proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person.

Who will count the vote?

Broadridge Financial Solutions, Inc. will be the proxy tabulator and IVS Associates, Inc. will act as the Inspector of Election.

What is "householding"?

Shareholders who hold their shares in the name of their bank or broker and live in the same household as other shareholders may receive only one copy of this Proxy Statement. This practice is known as "householding." If you hold your shares in your broker's name and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker. ABM does not use householding for the copies of the proxy statement that it delivers directly to shareholders.

SHAREHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND
COMMUNICATING WITH OUR BOARD

How do I submit a shareholder proposal or director nomination for consideration at the 2014 Annual Meeting?

Our 2014 Annual Meeting is currently scheduled for March 5, 2014. If you wish to submit a proposal to be included in the 2014 proxy statement, you must submit your proposal in writing so that we receive it no later than October 9, 2013. Proposals should be sent to the Corporate Secretary, Sarah H. McConnell, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.

Under our bylaws, any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2014 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company's proxy materials) must provide the Company advance notice of such business which must be received by the Company no earlier than November 6, 2013 and no later than December 6, 2013. Nominations for director for consideration by the Governance Committee should include the candidate's name and qualifications for Board membership and fulfill all of the requirements set forth in the Company's Bylaws, and should be sent within the time frame specified in the Bylaws.

How do I communicate with the Board?

You may communicate with our entire Board or the independent directors as a group by sending an e-mail to boardofdirectors@abm.com or by writing to Board of Directors, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176. Our Corporate Secretary will forward all communications relating to ABM's interests, other than business solicitations, advertisements, job inquiries or similar communications, directly to the appropriate directors.

In addition, we maintain a Compliance Hotline that is available 24 hours a day, seven days a week, to receive calls, e-mails, and letters to report a concern or complaint, anonymous or otherwise. The Compliance Hotline can be reached at 1-877-253-7804 or online at abmhotline.ethicspoint.com.

OUR BOARD OF DIRECTORS

General

Our Certificate of Incorporation provides that the Board of Directors shall be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as possible as the other two. Our Board of Directors is currently comprised of eight members: Linda Chavez, J. Philip Ferguson, Anthony G. Fernandes, Luke S. Helms, Maryellen C. Herringer, Sudhakar Kesavan, Henrik C. Slipsager and William W. Steele. The terms of Messrs. Helms, Kesavan and Steele expire at the 2013 Annual Meeting.

Nominees

Our Board has proposed the following nominees for election as directors with three-year terms expiring at the Annual Meeting in 2016: Luke S. Helms, Sudhakar Kesavan and William W. Steele. Mr. Kesavan was elected by the Board to serve for his present term on August 6, 2012. Messrs. Helms and Steele were elected to serve for their present terms at the 2010 Annual Meeting of Shareholders. The other continuing directors will remain in office until the expiration of their terms at the 2014 or 2015 Annual Meeting, as the case may be. The Board expects each nominee for election as a director to serve if elected. If a nominee is unable or unwilling to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or retirement as a director.

Each nominee was recommended by the Governance Committee, has been nominated by the Board of Directors for election and has consented to serve. In recommending Messrs. Helms, Kesavan and Steele for election as directors, the Governance Committee considered these directors' service to our Board, their independence, skills, contributions to the Board, current and previous occupations and current and former directorships with other public companies.

Our Board is composed of individuals who have experience as current or former chief executive officers, current or former senior executives with significant operational, finance or audit responsibilities and individuals who have extensive experience in legal matters, investment management and finance, mergers and acquisitions, government and public policy as well as service on the boards of other public companies. As such, they have strong leadership skills and working knowledge of matters facing companies such as ours. The Board of Directors' Skills Matrix sets out selection criteria used by our Board in concluding that each nominee's service on the Board is appropriate and also reflects the current skills and experience of each of the other continuing members of our Board.

Board of Directors' Skills Matrix

Skills and Experience	Linda Chavez	J. Philip Ferguson	Anthony G. Fernandes	Luke S. Helms	Maryellen C. Herringer	Sudhakar Kesavan	Henrik C. Slipsager	William W. Steele
Operations Experience		✓	✓	✓		✓	✓	✓
Compensation Expertise	✓	✓	✓		✓	✓	✓	✓
Industry Experience						✓	✓	✓
Board Experience	✓	✓	✓	✓	✓	✓	✓	✓
Financial Experience	✓	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions Experience		✓	✓	✓	✓	✓	✓	✓
Sales and Marketing		✓		✓			✓	✓
Government/Government Relations	✓				✓	✓
Global			✓	✓	✓	✓	✓
Diversity	✓		✓	✓	✓	✓	✓	✓

PROPOSAL 1 — ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS VOTES "FOR" THE ELECTION OF
ALL OF THE NOMINEES AS DIRECTORS

The three persons who receive a plurality of the votes cast will be elected as directors. This means that the three director nominees with the most votes are elected. Only votes "For" affect the outcome. Withheld votes do not affect the voting calculation.

Nominees for Election as Directors with Terms Expiring in 2016

Luke S. Helms	Director Since 1995	Age 69

Managing Director, Sonata Capital Group

Mr. Helms is the managing director of Sonata Capital Group, a privately owned registered investment advisory firm, a position held since June 2000. Previously, Mr. Helms served as vice chairman of KeyBank from April 1998 to March 2000 and held various senior executive positions at Bank of America Corporation, including vice chairman from May 1993 to October 1998. He also served as president of Seafirst Bank from November 1987 to September 1990 and chief executive officer from September 1990 to May 1993. Mr. Helms was a director of Lifelock, Inc., a privately owned company, from 2007 to 2008 and has served as a director of Manulife Financial Corporation since 2007.
Sudhakar Kesavan	Director Since 2012	Age 58

Chairman and Chief Executive Officer, ICF International

Mr. Kesavan is chairman and chief executive officer of ICF International, a position held since 1999. He has also been a director of ICF International since June 1999. Previously, Mr. Kesavan served as the president of ICF Consulting Group, a subsidiary of ICF Kaiser from 1997 to 1999. Mr. Kesavan serves as the executive vice chair of the Northern Virginia Technology Council. He also serves as board member emeritus of the Rainforest Alliance, a New York-based non-profit environmental organization. Mr. Kesavan is an active supporter of IIMPACT, a nonprofit focused on primary education for girls from economically- and socially-underprivileged rural areas of India.
William W. Steele	Director Since 1998	Age 76

Former President and Chief Executive Officer, ABM Industries Incorporated

Mr. Steele is a former officer and employee of the Company, who retired in October 2000 after 43 years of employment with the Company. Mr. Steele's positions with the Company included service as president from November 1991 to October 2000 and chief executive officer from November 1994 to October 2000. Mr. Steele also serves as a director of TrueBlue, Inc., a public company provider of blue-collar staffing, a position he has held since 2001, where he chairs its governance and nominating committee, is a member of its compensation committee, and has served as its lead independent director since October 2008.

 Directors with Terms Expiring in 2014

Anthony G. Fernandes	Director Since 2007	Age 67

Former Chairman, Chief Executive Officer and President of Philip Services Corporation

Mr. Fernandes served as chairman, chief executive officer and president of Philip Services Corporation from August 1999 to April 2002. Prior to joining Philip Services Corporation, Mr. Fernandes had a 30-year career with the Atlantic Richfield Company (ARCO), serving as executive vice president and director of ARCO from 1994 to 1999; president of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994 and corporate controller of ARCO from 1987 to 1990. He was a member of the ARCO board of directors and chairman of ARCO Chemical Company, a NYSE company 80% owned by ARCO. From 2003 to 2007, he was a director of Tower Automotive, Inc. He also currently serves as a director of Baker Hughes Incorporated, Cytec Industries, and Black and Veatch Corporation.
Maryellen C. Herringer	Director Since 1993	Age 69

Non-Executive Chairman of the Board, ABM Industries Incorporated

Ms. Herringer is retired executive vice president, general counsel and secretary of APL Limited. She held various executive positions with APL Limited, an international provider of transportation and logistics, from 1991 to 1997 and was responsible at various times for overseeing functions including legal, risk management, corporate communications, human resources, internal audit, tax and community affairs. Prior to joining APL Limited, Ms. Herringer was a partner in the international law firm of Morrison & Foerster from 1989 to 1991. From 1981 to 1989, Ms. Herringer held various positions at Transamerica Corporation (insurance and financial services), including vice president and general counsel from 1981 to 1983 and senior vice president and general counsel from 1983 to 1989. Ms. Herringer also serves as a director of PG&E Corporation and Pacific Gas and Electric Company, a subsidiary of PG&E Corporation, and is chair of such companies' nominating and governance committees and serves on their audit committees. She served as interim lead director of PG&E Corporation and Pacific Gas and Electric Company and interim non-executive chairman of the board of Pacific Gas & Electric Company from May to September 2011. Ms. Herringer was a director of Wachovia Corporation from October 2006 and a member of that company's risk committee until it merged with Wells Fargo & Company in December 2008. Ms. Herringer currently is a member of the Board of Trustees of Mills College, Vassar College and the San Francisco Museum of Modern Art and has served on the boards of numerous educational institutions and not-for-profit organizations. She is also a former chair of the Business Law Section of the State Bar of California.

 Directors with Terms Expiring in 2015

Linda Chavez	Director Since 1997	Age 65

Chairman of the Board, Center for Equal Opportunity

Ms. Chavez is the founder of the Center for Equal Opportunity and currently serves as chairman, a position she has held since January 2006. Prior to her appointment as chairman, Ms. Chavez served as president of the Center for Equal Opportunity from January 1995 through December 2005. Ms. Chavez was a director of Pilgrim's Pride Corporation from 2004 to 2008 where she served on the audit committee. Previously, she was a director of Greyhound Lines, Inc. from 1995 to 1999, when it was acquired by another company. Ms. Chavez has held numerous appointed positions, including chief executive officer of the National Commission on Migrant Education from 1988 to 1992, chief executive officer of the U.S. Commission on Civil Rights from 1983 to 1985, and White House Director of Public Liaison in 1985. In 1992, she was elected by the United Nations Commission on Human Rights to serve a four-year term as U.S. Expert to the U.N. Sub-Commission on the Prevention of Discrimination and Protection of Minorities. She is a 2006 graduate of the UCLA Anderson Graduate School of Management Director Training and Certification Program and served on the advisory board of the Outstanding Directors Exchange in 2008 and 2009. Ms. Chavez serves on the board of Research Electro-Optics, a privately held company. Ms. Chavez also serves or has served on numerous nonprofit boards, including the Campaign to Prevent Teen and Unplanned Pregnancies, and she is an author and nationally syndicated columnist and television commentator and writes extensively about public policy issues.
J. Philip Ferguson	Director Since 2009	Age 67

Former Vice Chairman, University of Texas Investment Management Company

Mr. Ferguson has spent 45 years in the investment management business, currently serving on the board of managers of Salient Partners, on the investment committee for Silver Ventures, and as non-executive chair of the investment committee of Ascendant Advisors. Mr. Ferguson served until April 2012, on the board of directors of the University of Texas Investment Management Company (UTIMCO), a position he held since August 2003. He chaired the UTIMCO compensation committee and served on its risk and policy committees. Mr. Ferguson also serves on the advisory committee of the MBA Investment Fund at the McCombs School of Business at the University of Texas-Austin, a position held since March 2005, and is a member of the advisory board of Murphree Venture Partners. Mr. Ferguson held various executive positions with AIM Capital Management, Inc. (now Invesco AIM) from 2000 to 2007, serving most recently as president and chief investment officer. Previously, he held senior positions at several investment management firms, including: managing partner at Beutel, Goodman & Company; senior vice president at Lehman Brothers, Inc.; and vice president of Goldman, Sachs & Company. Mr. Ferguson also serves or has served on various investment and civic boards, including the Investment Adviser Association, the Houston Ballet, the Memorial Hermann Foundation, Museum of Fine Arts, Houston, and on the Chancellor's Advisory Council, Texas Christian University.

Henrik C. Slipsager	Director Since 2000	Age 58

President and Chief Executive Officer, ABM Industries Incorporated

Mr. Slipsager is president and chief executive officer of the Company, a position held since November 2000. Previously, Mr. Slipsager served as executive vice president of the Company and president of ABM Janitorial Services from November 1999 to October 2000, and as senior vice president of the Company and executive vice president of ABM Janitorial Services from January 1997 to October 1999. From October 1994 to December 1996, he was president of 2M Invest of Denmark, a venture capital firm. Previously, he held executive roles at the ISS Group, a leading facility services company based in Denmark, which he joined in 1982 as corporate controller of ISS International. From 1984 to 1994, Mr. Slipsager served as chief financial officer, chief operating officer and later president and chief executive officer of ISS of America. Mr. Slipsager is a member of the board of directors of Briggs & Stratton Corporation, and serves on its nominating and governance committee.

CORPORATE GOVERNANCE

Corporate Governance Principles and Committees of the Board

Our Board of Directors has adopted Corporate Governance Principles that reflect our commitment to good corporate governance and the role of governance in building long-term shareholder value. As described below, our Board committee charters are designed to assure that our Board fully discharges its responsibilities, and our Board regularly reviews these charters and Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of our shareholders and other constituents. Our Corporate Governance Principles, which include our independence standards, are published on our web site at http://investor.abm.com. Other information relating to our corporate governance is also available on our web site at the same address, including our Code of Business Conduct ("Code of Conduct"), and the Charters of our Audit Committee, Compensation Committee, Corporate Citizenship and Communications Committee, and Governance Committee. These documents are also available in printed hard-copy format upon written request to the Corporate Secretary at the Company's corporate headquarters.

Governance Information

Director Independence

Our Corporate Governance Principles provide that a majority of our directors will be independent and that our Audit Committee, Compensation Committee and Governance Committee shall consist solely of independent directors and that the Corporate Citizenship and Communications Committee shall consist solely of non-management directors. Each year, our Governance Committee reviews the independence of each of our directors under the NYSE listing standards and considers any current or previous employment relationship as well as any transactions or relationships between our Company and our directors or any members of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under the NYSE listing standards or are otherwise inconsistent with a determination that the director is independent. To facilitate this process, our Governance Committee reviews directors' responses to our annual Directors' and Officers' Questionnaire, which requires disclosure of each director's and his or her immediate family's relationships to our Company, as well as any potential conflicts of interest that may otherwise be brought to the attention of our Governance Committee.

In this context, our Governance Committee considered the retirement benefits of Mr. Steele that are described under "Transactions with Related Persons." Our Governance Committee determined that this relationship was not material. Based on its analysis and our independence standards, our Governance Committee concluded and recommended to our Board that this relationship did not impair the independence of this director, and our Governance Committee affirmatively determined and recommended to our Board, and the Board confirmed, that all of our directors, other than our Chief Executive Officer ("CEO"), should be designated as independent.

Board Leadership Structure

The Company currently has separate persons serving as its Chairman of the Board and CEO in recognition of the differences between the two roles. As set forth in the Company's Bylaws, the CEO has general and active management over the business and affairs of the Company, subject to the control of the Board. Our Chairman, on the other hand, is charged with presiding over all meetings of the Board and our shareholders, as well as providing advice and counsel to the CEO, coordinating the preparation of agendas, keeping directors informed of matters impacting the Company, and maintaining contact with the Company's General Counsel. Maryellen Herringer serves as Chairman of the Board, a position she has held since 2006. The Board of Directors believes that by separating the roles of CEO and Chairman, the CEO is better able to focus his time and energy on managing the Company's operations. The Board of Directors believes that the separate CEO/Chairman structure is the most appropriate and effective leadership structure for the Company and its shareholders at this time.

The Board's Role in Risk Management

Our Board of Directors exercises oversight of the Company's strategic, operational and financial matters, as well as compliance and legal risks. In connection with this role, the Board oversees our enterprise risk management process, which is designed to fortify our risk management capability as well as to monitor business risks. The Board, as permitted in the Company's Bylaws and committee charters, exercises its oversight, in part, through the Audit Committee, the Compensation Committee, the Corporate Citizenship and Communications Committee, and the Governance Committee. The Audit Committee reviews and discusses guidelines and policies with respect to risk assessment and risk management. The Compensation Committee annually reviews and assesses risks, if any, arising from the Company's compensation policies and practices for its employees and whether any such risks are reasonably likely to have a material adverse effect on the Company. The Corporate Citizenship and Communications Committee reviews and advises with respect to risks related to strategies, policies and communications targeted to various key constituencies. The Governance Committee considers risks in relationship to succession planning. The Board's role in risk oversight has not affected its leadership structure.

Executive Sessions of Directors

At least four times a year, after regularly scheduled and special Board meetings, our independent directors meet in executive session without management present and consider matters important to our Company and corporate governance. Executive sessions are chaired by our Chairman. During fiscal year 2012, our Board met in executive session ten times.

Code of Business Conduct

The Board of Directors has adopted the Code of Conduct. The Code of Conduct applies to all directors, officers and employees of ABM, including ABM's CEO, Chief Financial Officer ("CFO") and Chief Accounting Officer. The Code of Conduct is available on ABM's web site under "Governance" at http://investor.abm.com and in printed hard-copy format upon written request to the Corporate Secretary at the Company's corporate headquarters. If any amendments are made to the Code of Conduct or if any waiver, including any implicit waiver, of a provision of the Code of Conduct is granted to ABM's CEO, CFO or Chief Accounting Officer, ABM will disclose such amendment or the nature of such waiver on its web site.

Meetings and Attendance

During fiscal year 2012, the Board of Directors met twelve times, with an average attendance rate of 99% for incumbent directors. During this period, each of the Company's incumbent directors attended all of the meetings of the committees on which he or she served.

Committees

The following table sets forth the current membership on each committee of the Board and the number of committee meetings held in fiscal year 2012. Mr. Steele stepped down as a member of the Audit Committee in June 2012.

Director	Audit Committee	Compensation Committee	Corporate Citizenship and Communications Committee	Governance Committee	Executive Committee
Linda Chavez		✓(C)	✓	✓
J. Philip Ferguson	✓		✓	✓
Anthony G. Fernandes	✓(C)
Luke S. Helms	✓	✓		✓(C)	✓
Maryellen C. Herringer		✓			✓
Sudhakar Kesavan	✓	✓
Henrik C. Slipsager					✓
William W. Steele			✓(C)		✓(C)
Number of meetings in fiscal year 2012	8	8	0	9	0

✓ = Member

C = Chairman

Audit Committee

Responsibilities.    The Audit Committee of the Board of Directors performs the responsibilities set forth in its Charter, which include overseeing the Company's financial reporting process and the internal and independent audits of ABM and the communication process among the Board, management and ABM's independent registered public accounting firm. The responsibilities of the Audit Committee include:

  •
  assisting the Board with respect to the Company's compliance with legal and regulatory requirements;

  •
  selecting the independent registered public accounting firm;

  •
  approving the fees for the independent registered public accounting firm;

  •
  ensuring the independence of the independent registered public accounting firm;

  •
  overseeing the work of the independent registered public accounting firm;

  •
  reviewing ABM's system of internal accounting controls;

  •
  obtaining assurances from the independent auditor that no acts have been detected or have otherwise come to the attention of the independent auditors that would require disclosure to the Audit Committee under Section 10A(b) of the Securities Exchange Act of 1934; and

  •
  reviewing policies with respect to risk assessment and risk management and the Company's major financial risk exposures.

Meetings.    Meeting agendas are developed by the Audit Committee chair in consultation with committee members and senior management, who regularly attend the meetings. On a regular basis, the committee holds executive sessions without members of management and it also meets privately with representatives of the Company's independent registered public accounting firm and separately with each of our CFO, our senior vice president, general counsel and corporate secretary, and our vice president-internal audit.

Members.    The members of the Audit Committee are: Mr. Fernandes, Chair, and Messrs. Ferguson, Helms, and Kesavan. Each member of the Audit Committee has been determined to be independent under the standards for independence for audit committee members established by the NYSE. In addition, the Board of Directors has determined that each member of the Committee is financially literate and that each qualifies as an "audit committee financial expert" under the definition promulgated by the Securities and Exchange Commission ("SEC").

Compensation Committee

Responsibilities.    The Compensation Committee performs the responsibilities set forth in its Charter, which include:

  •
  providing direction to the Company in the area of executive compensation;

  •
  annually reviewing and approving corporate goals and objectives relevant to the CEO's compensation, and evaluating the CEO's performance;

  •
  recommending for approval to the directors who are both independent under applicable NYSE and SEC rules and "outside" directors under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the CEO's compensation, including equity grants;

  •
  reviewing the Company's compensation structure and approving the compensation of all other employees of the Company who are executive officers of the Company;

  •
  with the assistance of an outside consultant retained directly by the Committee, conducting a review of all executive incentive plans at least once every three years and making recommendations to the Board with respect to compensation plans for the Company;

  •
  making awards under and overseeing the administration of the Company's executive benefit and equity-based compensation plans;

  •
  reviewing the CEO's employment agreement and recommending the terms of the CEO's employment agreement to the independent and outside directors;

  •
  reviewing and approving the Company's form of employment agreements for executive officers, other than the CEO;

  •
  reviewing and recommending to the Board severance and other terms in any change-in-control agreements and policies;

  •
  reviewing and discussing with management the Company's disclosures in respect of the "Compensation Discussion and Analysis" required under the Securities Exchange Act rules and recommending to the Board that the Compensation Discussion and Analysis reviewed by the Committee be included in the Company's Proxy Statement and Annual Report on Form 10-K;

  •
  preparing the Compensation Committee Report required under Securities Exchange Act rules; and

  •
  reviewing and assessing risks, if any, arising from the Company's compensation policies and practices.

Meetings.    Meeting agendas are developed by the Compensation Committee chair in consultation with committee members and senior management, who regularly attend each meeting. In addition, the committee's independent compensation consultant regularly attends meetings. The Committee meets in executive session without the CEO when discussing the CEO's compensation and certain other matters, including, from time to time, the compensation of other executives.

Members.    The members of the Compensation Committee are: Ms. Chavez, Chair, Mr. Helms, Ms. Herringer and Mr. Kesavan. As described above, each member of the Compensation Committee has been determined to be independent.

Corporate Citizenship and Communications Committee

Responsibilities.    The Corporate Citizenship and Communications Committee is responsible for providing board-level oversight and advice on various matters, including the following:

  •
  equal opportunity employer;

  •
  crisis management planning and communications;

  •
  sustainability and environmental and green energy issues;

  •
  health and safety issues;

  •
  public affairs, public policy and government relations;

  •
  political action committee activities, if any;

  •
  marketing, branding and communications; and

  •
  corporate philanthropy.

Meetings.    Meeting agendas are developed by the Corporate Citizenship and Communications Committee chair in consultation with senior management. The Committee was formed in September 2011 and the Committee met once in fiscal year 2011. The Committee is not required to meet annually and instead meets periodically as needed. The Committee did not meet in fiscal year 2012.

Members.    The members of the Corporate Citizenship and Communications Committee are: Mr. Steele, Chair, Ms. Chavez and Mr. Ferguson. Each member of the Corporate Citizenship and Communications Committee has been determined to be independent.

Governance Committee

Responsibilities.    The Governance Committee performs the responsibilities set forth in its Charter, which include:

  •
  making recommendations to the Board as to the optimal number of directors on the Board;

  •
  reviewing and recommending criteria and candidates for selection of new directors and the reelection of incumbent directors;

  •
  reviewing and recommending executive officer succession;

  •
  making equity grants to nonemployee directors;

  •
  reviewing and recommending to the Board any changes in cash compensation of nonemployee directors; and

  •
  other matters of corporate governance.

Meetings.    Meeting agendas are developed the Governance Committee chair in consultation with the chairman of the Board, the CEO and the Senior Vice President, General Counsel and Corporate Secretary.

Members.    The members of the Governance Committee are: Mr. Helms, Chair, Ms. Chavez, and Mr. Ferguson. As described above, each member of the Governance Committee has been determined to be independent.

Executive Committee

The Executive Committee has the authority to exercise all power and authority of the Board in the management of the business and affairs of ABM, except: (1) any functions delegated to other committees of the Board, and (2) any powers that, under Delaware law, may only be exercised by the full Board. The members of the Executive Committee are: Mr. Steele, Chair, Ms. Herringer, and Messrs. Helms and Slipsager. The committee did not meet in fiscal year 2012.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2012 or as of the date of this Proxy Statement is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company's Compensation Committee or Board of Directors.

Identifying and Evaluating Nominees for Directors

Our Board is responsible for selecting nominees for election as directors. The Board delegates the screening process to the Governance Committee with the expectation that other members of the Board, including the CEO, are asked to take part in the process as appropriate. Candidates recommended by the Governance Committee are subject to approval by the Board. Our Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected because of retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates for director.

Our Governance Committee recommends to the Board the criteria for director candidates, and the Board establishes the criteria. The Governance Committee of the Board is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates and current Board members in the context of the current composition of the Board.

In analyzing director nominations and director vacancies, our Governance Committee seeks to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspectives and who maintain a Board that reflects diversity, including, but not limited to, gender, ethnicity, background, and experience. We do not have a policy that requires specified types of diverse backgrounds. The Governance Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area or endeavor, understand the role of a public company director, and can provide insights and practical wisdom based on their experience and expertise.

The Governance Committee and the Board of Directors focus on the areas set forth in the Board of Directors' Skills Matrix when analyzing whether directors and nominees have the requisite experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company's business and structure. The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as search firms and the relationships of current directors. Candidates may also come to the attention of the Governance Committee through shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year.

Our Directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to arrange his or her schedule so that other existing and planned future commitments do not materially interfere with the member's service as a director. Ordinarily, directors who are full-time employees of ABM or who serve as chief executive officers or in equivalent positions at other companies may not serve on the boards of more than two other publicly traded companies. Other directors may not serve on the boards of more than four other publicly traded companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2012

Director Compensation Elements

ABM compensates non-employee directors through a combination of annual cash retainers, meeting fees and equity grants. Our non-employee director compensation policy for fiscal year 2012 and for fiscal year 2013 is described below.

Fiscal 2012 Director Compensation

Cash compensation

  •
  Annual retainer of $70,000.

  •
  Committee meeting fees in the amount of $2,000 for each Audit Committee meeting and $1,500 for each meeting of the Governance, Compensation, Corporate Citizenship and Communications, and Executive Committees.

  •
  For the Chairman of the Board, an additional retainer of $70,000 per year.

  •
  For the Chair of the Audit Committee, an additional retainer of $15,000 per year; for the Chair of the Compensation Committee, an additional retainer of $7,500 per year; and for the Chair of each of the Governance, Corporate Citizenship and Communications, and Executive Committees, an additional retainer of $5,000 per year.

Equity compensation

  •
  Annual grant of RSUs ("Director RSUs") on the date of the Annual Meeting of Shareholders, with the number of shares calculated by dividing $80,000 by the closing price of ABM common stock on the date of the grant. The Director RSUs vest in equal annual installments over three years.

  •
  Directors appointed during the year receive a prorated portion of Director RSUs in connection with their appointment.

  •
  Director RSUs are credited with dividend equivalents that are converted to Director RSUs on the same terms and conditions as the underlying Director RSUs.

Fiscal 2013 Director Compensation

In October 2012, the Governance Committee, with the assistance of the Compensation Committee's independent consultant, conducted a review of director compensation. Based upon this review, the Board of Directors approved changes to director compensation, effective for fiscal year 2013. Principal changes included eliminating committee meeting fees and increasing certain retainers and equity compensation. Director compensation for fiscal year 2013 is described below.

Cash compensation

  •
  Annual retainer of $70,000.

  •
  For each member of the Audit Committee, an annual retainer of $20,000; for each member of the Compensation Committee, an annual retainer of $12,500; for each member of the Governance

    Committee, an annual retainer of $7,500; and for each member of the Corporate Communications and Citizenship Committee, an annual retainer of $5,000.

  •
  For the Chairman of the Board, an additional retainer of $75,000 per year.

  •
  For the Chair of the Audit Committee, an additional retainer of $15,000 per year; for the Chair of the Compensation Committee, an additional retainer of $10,000 per year; for the Chair of the Governance Committee, an additional retainer of $7,500 per year; and for the chairs of the Corporate Citizenship and Communications Committee and the Executive Committee, an additional retainer of $5,000 per year.

Equity compensation

  •
  Annual grant of Director RSUs on the date of the Annual Meeting of Shareholders, with the number of shares calculated by dividing $90,000 by the closing price of ABM common stock on the date of the grant. The Director RSUs vest in equal annual installments over three years.

  •
  Directors appointed during the year receive a prorated portion of Director RSUs in connection with their appointment.

  •
  Director RSUs are credited with dividend equivalents that are converted to Director RSUs on the same terms and conditions as the underlying Director RSUs.

In addition to the foregoing, the Governance Committee may recommend to the Board that directors who invest significant time above and beyond the normal requirements of service on the Board, or a committee thereof, receive $2,000 per day for such service. ABM reimburses its non-employee directors for their out-of-pocket expenses incurred in attending Board and committee meetings. The Board may also determine from time to time that it is appropriate to compensate Board members who are not serving on a particular committee of the Board for attendance at such committee's meetings if the Board member's attendance has been requested by the Chair of that committee. In such cases, a Board member will receive $2,000 for each such meeting attended.

2012 Non-Employee Director Compensation Table

The following table shows fiscal year 2012 compensation for ABM's non-employee directors based on the SEC's compensation disclosure requirements. Our CEO, Mr. Slipsager, does not receive additional compensation for his services as a director.

Name of Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Other Compensation(3) ($)		Total ($)
Dan T. Bane(4)	43,211	79,993	9,360		132,564
Linda Chavez	115,000	79,993	5,021		200,014
J. Philip Ferguson	107,500	79,993	2,370		189,863
Anthony G. Fernandes	107,000	79,993	0		186,993
Luke S. Helms	116,500	79,993	2,150		198,643
Maryellen C. Herringer	156,000	79,993	608		236,601
Sudhakar Kesavan	25,059	39,993	0		65,052
Henry L. Kotkins, Jr.(5)	32,209	0	130,824	(6)	163,033
William W. Steele	91,778	79,993	10,018		181,789
(1)
Amount includes retainers and Board and Committee meeting fees as well as amounts paid in connection with the performance of services beyond the normal requirements of Board service, under our policy described above.

(2)
The value of stock awards shown in the "Stock Awards" column is based on grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of the equity awards shown in the "Stock Awards" column is based on the closing price of the Company's common stock on the date of grant of the equity award. A director who becomes a Board member following the date of the last-held annual meeting of shareholders receives a grant of RSUs pro-rated to the next annual meeting. The grant for 2012 for each director, other than Mr. Kesavan and Mr. Kotkins, on March 6, 2012 was 3,510 RSUs, which was calculated by dividing $80,000 by $22.79, which was the closing price of ABM common stock on March 6, 2012. Mr. Kesavan's prorated grant was 2,141 RSUs, which was calculated by dividing $40,000 by $18.68, which was the closing price of ABM common stock on September 10, 2012. Mr. Kotkins retired from the Board effective March 6, 2012, and did not receive a grant. As of October 31, 2012, the aggregate number of RSUs held by each current director was: Ms. Chavez 9,158; Mr. Ferguson 7,173; Mr. Fernandes 21,727; Mr. Helms 12,423; Ms. Herringer 18,940; Mr. Kesavan 2,141; and Mr. Steele 14,149. As of October 31, 2012, the aggregate number of stock options held by each current director was: Ms. Chavez 36,000; Mr. Helms 42,000; Ms. Herringer 42,000; and Mr. Steele 20,000.

(3)
Amounts shown represent dividend equivalents paid with respect to prior Director RSU awards that were paid to non-employee directors in fiscal year 2012.

(4)
Mr. Bane resigned from the Board April 13, 2012.

(5)
Mr. Kotkins retired from the Board at the 2012 Annual Meeting of Shareholders.

(6)
Amount shown includes $90,000 paid to Mr. Kotkins in connection with his retirement from the Board at the 2012 Annual Meeting of Shareholders, and $40,824 representing the value of dividend equivalents paid in fiscal year 2012 with respect to Director RSU awards, including RSUs which had been deferred until retirement.

Director Stock Ownership and Retention Guidelines

The Board of Directors believes that directors more effectively represent ABM's shareholders, whose interests they are charged with protecting, if they are shareholders themselves. As part of its review of director compensation, in October 2012, the Board increased its stock holding guidelines from three to five times the value of his or her annual cash retainer fee for service on the Board. For purposes of this calculation, RSUs are counted as shares. Directors who are not at their targeted stock ownership level must hold at least 50% of any net shares realized until they reach their target. "Net shares realized" means unrestricted shares acquired by a director under the 2006 Equity Incentive Plan net of any shares sold to pay the exercise price (if any) and an amount equal to the taxes that would have been withheld by ABM were the director an employee. The Governance Committee periodically assesses the guidelines and directors' ownership relative to these guidelines and makes recommendations as appropriate.

Director Deferred Compensation Plan

Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan for Non-Employee Directors ("Directors Deferred Compensation Plan"). Plan participants may elect to defer receipt of all or any portion of their annual cash retainers and meeting fees until they cease to be members of the Board, or to specified withdrawal dates (at least three years after the election), in accordance with the terms of the Directors Deferred Compensation Plan. The amounts held in each director's account are credited with interest quarterly at a rate based on the prime interest rate published in the Wall Street Journal on the last business day coinciding with or next preceding the valuation date. Any prime rate up to 6% will be considered in full and 1/2 of any prime rate over 6% will be considered; except that the interest rate will not exceed 120% of the long-term applicable federal rate as published by the Internal Revenue Service. In addition, this plan permits directors to defer the settlement of Director RSUs to a date later than the vesting date. Values presented in the table on the previous page include any deferred amounts.

Other Arrangements

ABM has entered into indemnification agreements with its directors. These agreements, among other things, require ABM to indemnify its directors against certain liabilities that may arise in connection with their services as directors to the fullest extent provided by Delaware law. During fiscal year 2012, ABM permitted non-employee directors to participate in ABM's health benefit plans. Directors who elected to participate paid the entire direct costs of participation in such plans. This benefit will not be extended to directors who join the Board after October 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy for the Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors has adopted a written policy for review of transactions involving more than $120,000 in any fiscal year in which ABM or its subsidiaries are a participant and in which any director, executive officer, holder of more than 5% of the outstanding shares of ABM common stock or any immediate family member of any of these persons has a direct or indirect material interest. Such transactions may include employment or consulting relationships with a related person or contracts under which ABM receives goods or services from (or provides goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. Directors and executive officers are required to inform ABM of any such transaction promptly after they become aware of it, and ABM also collects information from directors and executive officers about their affiliations and the affiliations of their family members. The policy does not require review of the following transactions:

  •
  the compensation of executive officers and directors approved in accordance with ABM Corporate Governance Principles and the Governance and Compensation Committee charters;

  •
  transactions with entities where the sole interest of the director, executive officer, more than 5% shareholder or immediate family member is as a director of the entity;

  •
  transactions with entities where the sole interest of the director, executive officer, more than 5% shareholder or immediate family member arises from direct or indirect ownership, together with any other related persons, of less than 10% equity interest in such entity (other than partnerships);

  •
  transactions with entities where the sole interest of the director, executive officer, more than 5% shareholder or immediate family member arises from such person's position as a limited partner in a partnership in which the person and all other related parties have an interest of less than 10%, and the person is not a general partner and does not hold another position in the partnership; and

  •
  transactions in which all security holders receive proportional benefits.

Generally, transactions that are determined by ABM's General Counsel to be covered by the policy are subject to a determination of materiality by the Board and, if so determined to be material to the related party, must be approved or ratified by the Board. The Board approves or ratifies a transaction if it determines, in its business judgment based on the available information, that the transaction is fair and reasonable to ABM and consistent with the best interests of ABM.

Transactions with Related Persons

The General Counsel informed the Board, based on a review of potential transactions with related persons, that there were no transactions involving related persons requiring review by the Board in fiscal year 2012 under the terms of the Related Party Transactions Policy.

Mr. Steele is a current director. He retired as an officer and employee of ABM in October 2000. Pursuant to his previous employment contract, ABM contributed $901 per month for medical and dental insurance for Mr. Steele and his spouse through December 2011. Also, in connection with his previous employment agreement, ABM will provide Mr. Steele with $150,000 in life insurance coverage for the remainder of his life and pays certain club dues for Mr. Steele, which in fiscal year 2012 equaled to $3,195.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires ABM's directors, officers and persons who own more than 10% of a registered class of ABM's securities to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reporting forms and representations of its directors and officers, ABM believes that during fiscal year 2012 all forms required to be filed by its executive officers and directors under Section 16(a) were filed on a timely basis, except that a Form 4 for Mr. Kesavan was filed one day late due to a processing error.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") provides information about our fiscal year 2012 compensation program for our named executive officers ("NEOs"). For fiscal year 2012, our NEOs were:

  Henrik C. Slipsager, President and Chief Executive Officer;
  James S. Lusk, Executive Vice President and Chief Financial Officer;
  James P. McClure, Executive Vice President;
  Tracy K. Price, Executive Vice President; and
  Sarah H. McConnell, Senior Vice President and General Counsel

Executive Summary

Fiscal Year 2012—Performance Overview

Operating Results

Our fiscal year 2012 financial results were flat compared to fiscal year 2011. Continued economic weakness and reduced spending by certain clients impacted the Company's operating results. Despite macroeconomic challenges, on a year-over-year basis, the Company generated slightly higher revenues, reflecting new business in our Janitorial, Security and Parking segments. Revenues in our Facility Solutions segment continued to be negatively impacted by diminished sales to the U.S. Government. Operating profit for all four operating segments was up in the fourth quarter of fiscal year 2012 compared to the same period in fiscal year 2011. To that end, we continued to leverage our incumbent client relationships while concentrating on mid-market opportunities to drive additional business into our higher margin and high-growth sectors. Our cash flow remained strong throughout the fiscal year, with approximately $151 million in net cash provided by operating activities at fiscal year-end.

In calendar year 2012 we marked 187 consecutive quarterly dividend payments and increased our dividend to $0.15 per share, an increase of 3.4%, paying over $39 million to shareholders during the period from November 1, 2011 to December 31, 2012. Fiscal year 2012 was also notable for the successful roll-out of our new ABM brand, which better personifies our Company and our future. Our long-term strategy aims to drive more business for our Janitorial, Facility Solutions, Parking and Security segments through an increased focus on vertical opportunities in the areas of healthcare and aviation, and other market niches.

Strategic Positioning

Throughout the 2012 fiscal year, Company management continued to leverage our strengths across our business segments, while looking for opportunities to grow organically and by strategic acquisitions as we move towards an integrated facility services business model. In October 2012, we announced that we had entered into a definitive agreement to acquire Air Serv Corporation ("Air Serv"). This acquisition closed on November 1, 2012, expanding our capabilities relating to the provision of facility services to airports. In addition, Air Serv's operations in the United Kingdom provide a strategic base from which to expand our global presence. On November 1, 2012 we also acquired HHA Services, Inc., a provider of comprehensive environmental, maintenance and food services to the health care industry. This strategic acquisition increases our presence in the healthcare vertical market segment, further advancing the Company's increasing focus on integrated facility services.

Summary of Payouts under Our Incentive Programs and Realized Pay

A significant portion of NEO compensation is connected to performance-based short-term and long-term performance. The annual cash incentive payments to our CEO and other NEOs, described in detail beginning on page 27 take into account corporate, business unit or department performance, assigning these factors a combined weight of 70%, and individual performance, which is assigned a 30% weight. Our Performance Share Programs reward long-term financial performance by looking at performance over a three-year period, as described in detail in this Proxy Statement. The following is a summary of certain results, in light of fiscal 2012 performance, under our short-term and long-term incentive compensation programs.

  •
  Our annual cash incentive program paid out below target for fiscal 2012, with our CEO receiving 76% of target and our other NEOs receiving, on average, payouts equal to 82.8% of target;

  •
  The performance shares for our 2010-2012 performance share program ("2010 PSP") paid out at 52.8% of target;

  •
  The second tranche of the performance shares under our 2011-2013 performance share program ("2011 PSP") was achieved at 58.2%; and

  •
  No shares were earned with respect to the first tranche of performance shares under our 2012-2014 performance share program ("2012 PSP") as minimum achievement levels for fiscal year 2012 were not attained.

In order to provide additional information about the relationship between our performance-based compensation and realized compensation, we have prepared a Realized Pay Table, that appears on page 37 of this Proxy Statement, and which supplements the 2012 Summary Compensation Table that appears on page 41. The Realized Pay Table shows compensation actually realized in fiscal years 2012, 2011, and 2010 by our NEOs.

Best Practices

The Compensation Committee reviews our compensation practices regularly in terms of what it believes are best practices in executive compensation. At ABM, examples of best practices in the area of executive compensation include the following:

  •
  A large portion of each executive's total direct compensation varies with performance and is therefore at risk;

  •
  Stock ownership guidelines designed to align the financial interests of executives with those of the Company's shareholders;

  •
  Prohibitions against hedging or pledging Company stock;

  •
  A comprehensive recoupment (clawback) policy that enables the Company to recover payments of incentive compensation;

  •
  "Double trigger" accelerated vesting for equity awards under our 2006 Equity Incentive Plan in the event of a change in control of the Company, meaning that vesting is accelerated only if an individual's employment is terminated following the change in control or if the acquiring company does not assume the equity award;

  •
  Limited perquisites and no tax gross-up provisions in any executive compensation plans or employment agreements;

  •
  Non-compete and non-solicitation agreements with key employees (where permissible under applicable law) prohibiting key employees who leave the Company from competing against the

    Company and from soliciting ABM clients or current employees for a specified period of time after leaving the Company; and

  •
  A Compensation Committee consisting of experienced and independent individuals, assisted by an independent compensation consultant that is engaged by the Committee.

We have organized our CD&A into the following four parts which describe how we compensate our NEOs:

Part 1	Our Compensation Philosophy and Overall Goals Explains the philosophy and goals that underlie our executive compensation program.	Page 22
Part 2	Our Executive Compensation Process
	Describes how we make decisions relating to executive compensation and explains how the Compensation Committee uses benchmarking to guide its decision-making and the role of the Committee's independent consultant.	Page 22
Part 3	Elements of Compensation and Fiscal Year 2012 Awards Describes each element of our program and explains how decisions relating to NEO compensation for fiscal year 2012 were made.	Page 27
Part 4	Other Governance and Compensation-Related Matters
	Discusses the governance policies that support our executive compensation program, including, among others, stock ownership requirements and our recoupment policy.	Page 38

Part 1.    Our Compensation Philosophy and Overall Goals

Our compensation philosophy is to attract, retain and develop executive talent, reward past performance and motivate future performance so as to align executive compensation with our business strategy and long-term shareholder value. We balance these goals with our desire to improve profitability and control costs. Compensation is provided in the form of salary, annual cash performance incentives, equity awards and benefits. Generally, total compensation opportunity is weighted toward incentive compensation linked to the financial performance of the Company and to individual performance that contributes to the Company's strategic initiatives. Our executive compensation programs are designed to achieve the following goals, as demonstrated by the characteristics of our pay-for-performance program (all as further described below in this CD&A):

  •
  Enhance long-term shareholder value by providing compensation that reflects the performance of the Company and its executives;

  •
  Provide compensation opportunities that compare reasonably with those of relevant peer group companies;

  •
  Motivate and reward achievement of business objectives, as well as individual contributions;

  •
  Attract and retain executives with the qualifications, skills and experience required to provide high-quality leadership;

  •
  Link executive rewards to the creation of shareholder value; and

  •
  Encourage executive stock ownership.

Part 2.    Our Executive Compensation Process and Governance

The following table shows the roles of management, the Compensation Committee and our Board of Directors in recommending or approving actions relating to the compensation of our executive officers.

The narrative following this table provides more detail about their respective roles and responsibilities. To the extent that our Board is involved in making decisions with respect to executive compensation for our CEO, only those members of the Board who are both independent and "outside" directors for purposes of Section 162(m) of the Internal Revenue Code may take part in these decisions. In this proxy statement, we refer to those directors as the "CEO Committee." In fiscal year 2012, the CEO Committee consisted of all of our incumbent directors except Messrs. Slipsager and Steele.

Action	For the CEO	For Other Executive Officers
Design compensation program	Compensation Committee	Compensation Committee
Establish target and maximum incentive plan awards	Compensation Committee	Compensation Committee
Recommend annual cash incentive awards	Compensation Committee	CEO, with Compensation Committee review and discretion to revise
Approve annual cash incentive compensation	CEO Committee	Compensation Committee
Recommend equity grants	Compensation Committee	CEO, with Compensation Committee review and discretion to revise
Approve equity grants	CEO Committee	Compensation Committee
Performance appraisal	Compensation Committee, after consultation with the independent members of our Board of Directors	CEO, with Compensation Committee review and discretion to revise
Base salary	CEO Committee	Compensation Committee

The Compensation Committee has responsibility for the design of our executive compensation programs, including the determination of performance metrics related to our incentive-based compensation. The Compensation Committee annually reviews and assesses all components of pay in connection with the executive compensation program, including base salary, annual incentives, equity compensation (including accumulated vested and unvested equity compensation) and the value of benefits (including potential severance benefits) and perquisites. It also bases its assessment in part on tally sheets prepared by management for each NEO. A review of tally sheets gives the Compensation Committee detail with respect to the totality of each executive's compensation, as well as the components that comprise the overall compensation package, and how compensation earned by each executive compares to the compensation earned by others. The tally sheets also help the Compensation Committee understand the effect that changing any element of pay will have on total compensation.

Commencing at the end of each fiscal year, the CEO's performance is evaluated by the Board. The Compensation Committee reviews the evaluations and makes recommendations about the CEO's compensation to the CEO Committee. The CEO is not present during the deliberations about his performance or his compensation. This process is discussed in greater detail in Part 3 in connection with CEO compensation.

Annually, our CEO provides the Compensation Committee with a performance assessment and compensation recommendation for each NEO, other than himself. This performance assessment is based on the individual's self-assessment and the CEO's assessment of the individual's achievements, strengths and weaknesses as well as the performance of the individual's business unit or department and other considerations. The Compensation Committee considers the recommendations of the CEO with respect to the level of base salary, the annual cash incentive awards and long-term equity incentive awards for those NEOs. The Compensation Committee also considers information about compensation levels and programs that it receives from the Senior Vice President-Human Resources, other members of management from whom it may request information and such consultants as may be engaged by the Compensation Committee or management from time to time. The Compensation Committee approves any changes to levels of compensation for the NEOs, other than the CEO, in its sole discretion.

At the Company's annual meeting of shareholders held in March 2012, a substantial majority of the votes cast on the annual advisory vote on executive compensation proposal were voted in favor of the proposal. The Compensation Committee believes that the favorable vote supports the Company's approach to executive compensation, and after considering the outcome of the advisory vote, no significant changes to the executive compensation program were made by the Compensation Committee for fiscal year 2012. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs.

Role of Independent Consultants

The Compensation Committee has exclusive authority under its charter to retain and approve fees and other terms of engagement for consultants to assist it in the evaluation of the compensation for our executive officers. During fiscal year 2012, the Compensation Committee used the services of Exequity LLP ("Exequity") as its independent executive compensation consultant until the end of May 2012 and Semler Brossy Consulting Group, LLC ("Semler Brossy") as its independent executive consultant commencing in June. Both Exequity and Semler Brossy provided advice and ongoing recommendations concerning executive compensation programs to the Committee. From time to time, at the request of the Governance Committee, and with the approval of the Compensation Committee, Semler Brossy also provided information to the Board related to Board compensation. The Committee's compensation consultant reports directly to the Compensation Committee. Under the direction of the Compensation Committee, the Committee's compensation consultant may work with management in connection with gathering information and reviewing our compensation programs and compensation levels. The Compensation Committee's consultant is expected to achieve the following objectives:

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  Attend meetings of the Committee, as requested;

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  Communicate with the chair of the Committee, as requested;

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  Provide advice and assistance with respect to the design of our executive compensation programs;

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  Supply data and other information necessary to support decisions regarding executive compensation levels;

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  Provide general insight into executive compensation practices across markets that are relevant to the Company; and

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  Provide support with respect to technical matters that impact executive compensation and benefits.

In December 2012, the Compensation Committee reviewed the independence of its former compensation consultant, Exequity, and its current compensation consultant, Semler Brossy, and concluded that their work did not raise any conflicts of interest.

Management may retain consultants on behalf of the Company, from time to time, to provide benchmarking data, program design review and other services related to the implementation of executive compensation programs.

Use of Market Data and Benchmarking

The Compensation Committee uses benchmarking as one of its tools in connection with its assessment of our executive compensation programs and levels of compensation. Working with its compensation consultant, the Committee regularly reviews the various criteria by which it benchmarks ABM's pay practices. At the beginning of fiscal year 2012, the Compensation Committee reviewed benchmark criteria and determined to maintain the peer group composition used in fiscal year 2011 except for the elimination of a company which had been acquired by another company. The peer group companies were originally selected with reference to the following criteria:

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  companies, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, freight service, cleaning and pest control;

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  companies in other industries (e.g., restaurant, hotel management) that have a high ratio of employees to revenue or market capitalization; and

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  companies that generate between $2.5 billion and $5 billion in annual revenue.

The following 24 companies (the "Peer Group") were selected by the Compensation Committee as ABM's primary peer group in reviewing pay and making compensation decisions for fiscal year 2012:

Arkansas Best Corp.	Emcor Group Inc.	Manpower Inc.
Brinker International Inc.	Fiserv Inc.	Rent-A-Center, Inc.
Brinks Co.	G&K Services, Inc.	Republic Services Inc.
C. H. Robinson Worldwide	Hub Group Inc.	Robert Half Intl.
Cintas Corp.	Iron Mountain	Rollins Inc.
Convergys Corp.	J B Hunt Transport Services	Standard Parking
Con-Way Inc.	Johnson Controls	URS Corp.
Corrections Corp. America	Kelly Services	Werner Enterprises

The Compensation Committee's decisions relating to NEO pay are informed by its review of the compensation practices reported in the proxy statements filed by the companies in the Peer Group, as compiled for the Committee by its compensation consultant. This information forms the basis for the analysis the Committee uses to assess the competitiveness of NEO pay. The proxy analysis reviewed by the Committee in fiscal year 2012 compared base salaries, short-term incentives, long-term incentives and total compensation to corresponding Peer Group practices.

The Compensation Committee believes that the proxy data reviewed provides a reasonable indicator of total compensation paid by companies that recruit executives with skill sets similar to those that we seek in our executives. Compensation for our executives is generally managed within the ranges of compensation paid by companies in the Peer Group and the general industry community. While the Compensation Committee normally references the benchmark group median (50th percentile) for each compensation element, the Committee uses its subjective judgment to determine pay levels necessary to pay for performance and attract and retain executive talent. In exercising its judgment, the Committee looks beyond the competitive data and places significant weight on individual job performance (based on specific financial and operating objectives for each executive, as well as leadership skills), experience, compensation history, future potential, internal comparisons, affordability, retention risk, and, in the case of new hires, compensation at former employers, as well as, in the case of executives other than the CEO, the CEO's recommendations. The Compensation Committee's independent consultant reported that target compensation levels in fiscal 2012 were within the range of benchmark norms, which the Committee generally considers to be between the 25th and 75th percentiles for the Peer Group companies.

The following graph illustrates compensation of our NEOs in relationship to NEO compensation of our Peer Group. Each point on the graph represents three-year realizable compensation (the compensation actually paid, including the market value of equity-based grants) of the NEOs in our Peer Group relative to his or her company's three-year performance in Total Shareholder Return ("TSR") over the 2009-2011 calendar year period.

Peer Group Pay vs. Performance Analysis

3 Year Named Executive Officer Realizable Pay

About this graph:

  This graph is based on the 2012 proxy filings reflecting 2011 compensation of our Peer Group.

  TSR reflects share price appreciation, adjusted for dividends and stock splits.

  Realizable pay consists of: 1) actual base salary paid over the three-year period, 2) actual short-term incentive payouts over the three-year period, and 3) the 12/31/11 market value of equity grants as listed:

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    in-the-money value of stock options granted over the three-year period;

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    service-based restricted stock awards granted over the three-year period; and

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    performance-based incentives: i) as paid, for grant cycles beginning and ending between 2009 and 2011; and ii) as granted, for performance cycles that have not yet been completed, assuming target performance.

Peer Group Changes for Fiscal Year 2013

In October 2012, as part of its annual assessment of peer group companies, the Compensation Committee reviewed the Peer Group selected for fiscal year 2012 compensation decisions and, with the assistance of an analysis by its independent consultant, determined that certain changes in the Peer Group were desirable in connection with fiscal year 2013 executive compensation practices. The Committee decided that both Johnson Controls and Manpower Inc. should be removed from the 2013 Peer Group, since their respective revenues were significantly larger than those of the Company, and that Fiserv Inc. and Hub Group Inc. should also be removed as those companies, unlike the Company, do not pay a dividend and therefore reflect a different growth and investor profile than the Company. The Committee also decided to add Insperity Inc. to its Peer Group companies as this company met size and other relevant criteria for Peer Group inclusion.

Part 3.    Elements of Compensation and Fiscal Year 2012 Awards

Elements of Compensation

The principal elements of our executive compensation program are:

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  Base salary;

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  Annual cash performance incentives;

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  Long-term equity incentives; and

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  Benefits.

The Compensation Committee believes that each of these elements supports one or more of our compensation objectives and considers each element to be part of a total compensation package. For this reason, the Committee considers the impact of each of these elements on an NEO's total compensation when making decisions regarding compensation. The use of each compensation element is based on a subjective determination by the Committee of the importance of each compensation element in supporting ABM's business and talent strategies, as well as the prevalence, weight and value of these elements for executives at other companies. The Committee believes that the overall mix among base salary, cash and noncash incentives effectively balances short- and long-term performance objectives.

Base Salary

The Compensation Committee annually reviews total compensation, including base salaries, for executives in the first quarter of each fiscal year and, as needed, in connection with recruitment, promotions or other changes in responsibilities. Base salary amounts affect potential annual cash performance incentive payments and equity awards described in the following sections because these other elements are generally based on a percentage of base salary.

Following this review, the Compensation Committee establishes the base salary for the NEOs, other than the CEO, and reviews and recommends the base salary of the CEO to the CEO Committee. In general, base salaries are set at a level that the Committee believes will effectively reward, attract and retain necessary talent, considering the factors described previously. In establishing compensation levels for each NEO, or in the case of the CEO, making a recommendation as to base salary for the CEO to the CEO Committee, the Committee considers the internal relationship of positions based on scope and level of responsibility, impact on the Company or on the business unit, the background and skills required to perform the position responsibilities, and the NEO's experience and individual performance. This consideration also includes the relationship of each NEO's compensation to the CEO's compensation.

After taking into consideration the factors described above, the Committee recommended to the CEO Committee that Mr. Slipsager receive an increase of 1.51%, effective January 1, 2012. The CEO Committee approved this increase. The Committee increased each of Messrs. Lusk, McClure, Price and Ms. McConnell's salary, effective January 1, 2012, by 10.18%, 7.69%, 1.66% and 12.31%, respectively. The larger increases for Messrs. Lusk, McClure and Ms. McConnell reflected, in part, market alignment, and considerations relating to their respective positions and responsibilities.

Annual Cash Performance Incentive Payments

The target bonuses, maximum bonuses, performance factors and weightings, along with the actual fiscal year 2012 bonus awards for the NEOs, are set forth in the following table. In the case of Messrs. Slipsager and Lusk, financial performance is assigned a seventy percent (70%) weighting and individual performance is assigned a thirty percent (30%) weighting. The Compensation Committee believes that these weightings are appropriate in that they align the CEO's and CFO's annual cash incentive compensation with the Company's financial performance. For Messrs. McClure and Price, executive officers who have key responsibilities for business units, the Committee assigned weightings of thirty percent (30%) for corporate results, forty percent (40%) for business unit results, and thirty percent (30%) for individual results. The Committee believes that the combined weighting of seventy percent (70%) for corporate and business unit results is appropriate in that it reflects these officers' contributions to Company performance. For Ms. McConnell, who as General Counsel has a key role in directing the Company's legal affairs, the Committee believed that it was appropriate to assign weightings of fifty percent (50%) for corporate results, twenty percent (20%) for legal department results and thirty percent (30%) for individual results. A description of the principles behind our annual cash performance incentive payments and how fiscal year 2012 bonus awards were achieved follows the table.

Fiscal Year 2012 Bonus Targets, Weighting, and Awards

Named Executive Officer	Base Salary ($)	Target Bonus (as Percentage of Salary) (%)	Target Bonus ($)	Maximum Bonus(1) ($)	Performance Factors and Weighting	Achievement (%)	Fiscal Year 2012 Bonus as Percentage of Target (%)	Fiscal Year 2012 Bonus ($)
Henrik Slipsager,	850,000	100	850,000	1,572,500	CEO Financial Objectives, 70%	70.0	76.0	646,000
Chief Executive					CEO Nonfinancial Objectives, 30%	90.0
Officer
James Lusk,	535,000	70	374,500	692,825	Corporate Results, 70%	73.4	81.4	304,843
Executive Vice					Individual Results, 30%	100.0
President and
Chief Financial Officer
James McClure,	645,000	75	483,750	894,938	Corporate Results, 30%	73.4	83.5	403,931
Executive Vice					Business Unit Results, 40%	78.8
President					Individual Results, 30%	100.0
Tracy Price,	645,000	75	483,750	894,938	Corporate Results, 30%	73.4	79.5	384,581
Executive Vice					Business Unit Results, 40%	68.8
President					Individual Results, 30%	100.0
Sarah McConnell,	450,000	60	270,000	472,500	Corporate Results, 50%	73.4	86.7	234,090
Senior Vice					Department/Function Results, 20%	100.0
President					Individual Results, 30%	100.0

(1) Maximum bonus for the CEO and executive vice presidents is 185% of target. Maximum bonus for the senior vice president is 175% of target.

In fiscal year 2012, the target bonus for the CEO was 100% of base salary. For the other NEOs, the target ranged from 60% to 75% of base salary. The Committee references the Peer Group median when it establishes an executive's target bonus. In establishing the bonus range for the NEOs, the Committee took into consideration the fact that both financial objectives and nonfinancial objectives are used to measure performance in connection with determining annual cash incentive compensation. The Committee believed that, for the portion of bonus that was based on financial objectives, the range of bonus should be from 0% to 200% of target, which reflects the bonus range median in the Peer Group. For the portion of bonus that was based on more subjective elements, the Committee believed that the range of bonus should be from 0% to 150% of target. It was the view of the Committee that the wider range of 0% to 200% was appropriate for measures that could be objectively determined, but that there should be a narrower range with respect to measures that require subjective measurement.

CEO Annual Cash Performance Incentive Payment

The CEO's annual cash performance incentive payment is based on an assessment of the CEO's performance against the CEO's performance objectives. The CEO's performance objectives are reviewed and approved in the first quarter of the Company's fiscal year by the Compensation Committee, in consultation with the independent directors, following a discussion of the most important objectives for the Company in the coming year. The CEO participates in this process by providing his proposed objectives to, and reviewing his proposed objectives with, the Committee. The Compensation Committee considers the proposed objectives and may make changes to those objectives, if, in its subjective judgment, changes are desirable. In addition, the Committee may make changes during the year or at the end of year to take into consideration other factors that the Committee, in its discretion, believes are important to a consideration of the CEO's annual cash incentive compensation.

For fiscal year 2012, the Compensation Committee established the potential range of bonus for the CEO as 0% to 185% of target. The target equals 100% of base salary. This bonus range is consistent with the range of bonus established by the Committee for the other NEOs.

For fiscal year 2012, the Compensation Committee continued its practice of utilizing a combination of financial performance objectives and nonfinancial performance objectives in recommending the cash bonus for the CEO, assigning relative weights of 70% to the financial objectives and 30% to the non-financial objectives. At the beginning of the year, the Committee agreed upon Company financial goals on which the CEO's bonus would partly depend. The Committee also agreed upon key leadership and strategic objectives for the CEO. At the end of the year, the Committee first reviewed whether the financial objectives had been met and considered whether other financial measures should be taken into consideration in connection with a determination of the annual cash incentive compensation for the CEO. Then the Committee considered the nonfinancial objectives and also generally whether the CEO had shown effective leadership, including executing strategic objectives, and positioning the Company for future growth in line with these strategic objectives. In connection with this review, each Board member was interviewed by the Committee chair and asked to provide feedback as to the performance of the CEO in connection with both the CEO's financial performance objectives and nonfinancial performance objectives. This feedback was taken under consideration by the Committee in connection with its assessment of the CEO's achievement of his financial and nonfinancial performance objectives, as described below.

Financial Objectives.    Mr. Slipsager's 2012 fiscal year financial performance objectives included targets relating to pre-tax income from continuing operations, EBITDA (earnings before interest, taxes, depreciation and amortization) margin, earnings per share from continuing operations, operating cash flow, pro-forma organic growth, return on assets and return on equity. Target levels for these objectives were $119.1 million, 4.2%, $1.31, $125 million, 3.1%, 4.5% and 9.7%, respectively. Actual results relating to these financial objectives were $92.6 million, 3.6%, $1.14, $150.6 million, 0.1%, 4.4% and 9.4%, respectively. The Compensation Committee believed these financial performance objectives were appropriate because they incorporate such important factors as profitability, positive cash flow generation and strengthening the Company's balance sheet through enhanced attention to capital efficiency. The Committee did not assign a specific weight to each metric. For some metrics, the Committee expected results for fiscal year 2012 to be no less than results for fiscal year 2011. In addition, as part of its evaluation process, the Committee considered the relative importance, in its subjective judgment, of each of the CEO financial performance objectives. The Committee also looked at fiscal year 2012 income from continuing operations compared to 2012 budget and compared to fiscal year 2011 actual income from continuing operations. The Committee took note of the fact that the other NEOs' incentive cash compensation is measured in part by income from continuing operations. The Committee considered the fact that fiscal year 2012 income from continuing operations against the 2012 budget resulted in an incentive funding factor of 68.8% and fiscal year actual 2012 income from continuing operations against actual fiscal year 2011 income from continuing operations resulted in an incentive funding factor of 78%, for a combined funding factor of 73.4% for the other NEOs. After reviewing all of the CEO's financial measures, as well as those described above as used for the other NEOs, the Committee decided that an overall attainment level of 70% should be assigned to the achievement of the CEO's financial performance objectives. In arriving at this determination, the Committee did not apply a strict mathematical formula but instead considered the achievement levels relating to the various CEO financial performance objectives and the metrics described above.

Nonfinancial Objectives.    Mr. Slipsager's fiscal year 2012 nonfinancial performance objectives were to: work with the Board to update the Company's five-year plan and regularly report on progress towards strategic goals; develop and implement a leadership growth and management succession plan and keep the Board apprised of relative skill sets of senior management and implement development strategies for candidates for key positions; work with operating executives to further develop their business acumen and leadership potential; engage in ongoing discussions with the Board about associated enterprise risk management and the Company's capital consistent with the Company's risk profile and five-year plan; and opportunistically pursue and ensure the successful and timely integration of value-added acquisitions.

The Compensation Committee met in executive session and reviewed Mr. Slipsager's interactions and communications with the Board relative to the Company's five-year plan, noting that these interactions and communications were generally positive and productive. The Committee also reviewed the development of his leadership team and evaluated his role in working to develop bench strength and the talents of the Company's management. The Committee further noted the progress made relative to the review of the Company's capital structure in light of recent acquisitions and potential future growth as well as the strategic acquisitions of Air Serv and HHA Services, Inc. After considering these factors, and feedback received from other Board members, as well as the CEO's self-assessment, the Committee concluded that Mr. Slipsager had continued to build on the foundation of earlier acquisitions and significantly developed the Company's executive talent. The Committee assigned a 90% achievement out of a possible 150% with respect to these nonfinancial objectives. Given the nature of the decisions involved in evaluating the CEO's performance relating to nonfinancial objectives, the Committee did not use a formula to arrive at the percentage achievement level relating to non-financial objectives but instead used its subjective judgment.

Overall Bonus Determination.    For fiscal year 2012, based upon the weighting of the CEO's financial goals at 70% and nonfinancial goals at 30%, the Compensation Committee recommended an overall achievement of 76% to the other members of the CEO Committee. The CEO Committee agreed with the conclusion that the financial objectives had been achieved at 70% and the nonfinancial objectives had been achieved at 90% and approved an annual cash incentive payment equal to $646,000 (76% of target) for Mr. Slipsager.

Other NEOs' Annual Cash Performance Incentive Payments

Annual cash performance incentive payments for the NEOs other than Mr. Slipsager are governed by the annual cash performance incentive program (the "PIP"). The PIP is an incentive cash program for executives and key employees that is designed to motivate and reward achievement of annual financial and individual performance objectives and provide a competitive total compensation opportunity in support of our compensation objectives. In the case of NEOs having responsibility for business units, awards under the PIP are based on the Company's financial performance ("Corporate Results"), business unit performance ("Business Unit Results"), and individual performance ("Individual Results"). Our Chief Financial Officer's award is based on Corporate Results and Individual Results and our General Counsel's award is based on Corporate Results, Department Results, and Individual Results. The Compensation Committee establishes a target bonus for each NEO in the first quarter of the fiscal year based on a percentage of base salary. The Committee also assigns a relative weight to the components of the bonus amount. The CEO approves the individual performance objectives for the NEOs (other than himself). Generally, the performance criteria associated with the Company and business unit performance are objective, while those associated with department results and individual performance objectives are more subjective in nature.

In connection with its establishment of target bonus levels for these NEOs, the Compensation Committee evaluated the current duties and responsibilities of the NEOs and comparative compensation information with the Committee's independent compensation consultant. The following criteria were used in determining payments for NEOs under the 2012 fiscal year PIP:

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  Corporate Results:  Company performance based on targets for income from continuing operations, subject to discretionary strategic results modifiers such as revenue growth, days sales outstanding, operating profit margins, cash flow, cost reduction and other strategic performance targets.

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  Business Unit or Department Results:  Performance of our operating subsidiaries in the case of executives having responsibilities for operating subsidiaries (Messrs. McClure and Price) or department performance, in the case of Ms. McConnell.

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  Individual Performance:  Individual performance in providing strategic leadership, employee leadership, and compliance and administration.

Since positions held by the NEOs participating in the PIP differ in terms of areas of focus, scope and impact on the Company, the relative weightings of these criteria may vary based on position and responsibilities. Similarly, the individual performance objectives for these NEOS may vary depending on the nature of the responsibilities of each executive.

Following the end of the fiscal year, Corporate Results and Business Unit Results are determined and submitted to the Committee. The CEO provides the Committee with his assessment of the achievement of Department Results and Individual Results. The Committee discusses the CEO's assessments of the other NEOs with the CEO and has discretion to modify his assessments. The Committee may adjust Corporate Results and Business Unit Results to take into consideration unusual items such as acquisitions or divestitures. Determining Individual Results and, to some extent, Department Results, involves subjective judgments by the Committee.

Corporate Results.    Under the 2012 fiscal year PIP, Corporate Results were measured by the Company's fiscal year 2012 income from continuing operations relative to (1) fiscal year 2012 budget and (2) fiscal year 2011 income from continuing operations, each weighted equally. The chart below reflects the 2012 fiscal year PIP as it relates to award funding and target levels for Corporate Results.

2012 Fiscal Year PIP Corporate Results

Award Funding—Corporate	% Budget for Fiscal Year 2012	% Prior Fiscal Year
175%	≥125%	≥125%
150%	≥120%	≥120%
100%	≥100%	≥100%
50%	≥80%	≥80%
0%	<80%	<80%

No bonus would be earned with respect to the portion of the bonus based on corporate results if corporate results were below 80% of budget for fiscal year 2012 and below 80% of actual performance for fiscal year 2011. In fiscal year 2012, the Company's income from continuing operations was 87.5% of budget and

91.3% of fiscal year 2011 income from continuing operations, which, on an interpolated basis, translated into funding levels of 68.8% and 78.0%, respectively, resulting in a Corporate Results funding level of 73.4%.

Business Unit or Department Results

Janitorial.    With respect to Mr. McClure, Business Unit Results were measured by reference to the Janitorial business and were based on Janitorial's 2012 fiscal year operating profit relative to (1) budget for fiscal year 2012 and (2) fiscal year 2011 operating profit, with the two factors weighted equally.

The chart below shows possible award funding for the Janitorial business based on these factors.

2012 Fiscal Year PIP Janitorial Results

Award Funding	Actual 2012 Operating Profit as % of Budget for Fiscal Year 2012	Actual 2012 Operating Profit as % of Prior Fiscal Year Operating Profit
175%	≥125%	≥120%
150%	≥120%	≥115%
100%	≥100%	≥105%
50%	≥85%	≥85%
0%	<85%	<85%

In fiscal year 2012, Janitorial's operating profit was 93.5% of budget and 96.7% of Janitorial's fiscal year 2011 operating profit, which, on an interpolated basis, translated into funding levels of 78.3% and 79.3%, respectively, for an overall funding level of 78.8%. Based on these results, the Committee approved funding of the Business Unit Results portion of Mr. McClure's bonus at 78.8% of target.

Facility Solutions.    With respect to Mr. Price, Business Unit Results were measured by reference to the Facility Solutions segment and were based on fiscal year 2012 operating profit relative to (1) budget for fiscal year 2012 and (2) fiscal year 2011 operating profit, with the two factors weighted equally.

The chart below shows possible award funding for the Facility Solutions segment based on these factors.

2012 Fiscal Year PIP Facility Solutions Results

Award Funding	Actual 2012 Operating Profit as % of Budget for Fiscal Year 2012	Actual 2012 Operating Profit as % of Prior Fiscal Year Operating Profit
175%	≥125%	≥125%
150%	≥120%	≥120%
100%	≥100%	≥100%
50%	≥80%	≥80%
0%	<80%	<80%

In fiscal year 2012, Facility Solutions' operating profit was 80% of budget and 95% of Facility Solutions' fiscal year 2011 operating profit, which, on an interpolated basis, translated into funding levels of 50% and 87.5%, respectively, for an overall funding level of 68.8%. Based on these results, the Committee approved funding of the Business Unit Results portion of Mr. Price's bonus at 68.8%.

Legal Department.    Ms. McConnell's responsibilities in fiscal year 2012 included the Company's legal department. Her department performance objectives included components related to enterprise risk management, corporate governance and records management. After taking into consideration Ms. McConnell's self-assessment and the CEO's assessment with respect to Ms. McConnell's department objectives, the Committee reviewed the legal department's performance against these objectives. The Committee did not assign numerical values to these objectives but rather assessed performance on a qualitative standard ranging from "Outstanding" to "Unsatisfactory." After considering the CEO's assessment of Ms. McConnell's overall success in achieving Department Results, the Committee agreed with the CEO that a multiplier of 100% was appropriate for the Department Results portion of her bonus.

Individual Performance.    For each of Messrs. Lusk, McClure and Price and for Ms. McConnell, points were assigned to particular elements of each person's individual performance objectives, tailored to each NEO's particular responsibilities. The CEO assesses each NEO's performance and provides the Compensation Committee with his judgment of the NEO's achievement of his or her objectives, with a maximum possible score of 150%. In addition to the assessment by the CEO, each NEO completes a self-assessment, which is reviewed by the Compensation Committee. The Committee then finalizes its assessment of each NEO's Individual Results. The following describes each NEO's individual performance objectives and results:

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  Mr. Lusk's objectives included components relating to general management, customer/market development, and compliance/administration. This included business strategy, safety and information technology. The CEO noted Mr. Lusk's strong performance in all areas of responsibility. Specifically, he noted his excellent relationship with Operations. Based on the CEO's assessment of Mr. Lusk's performance and its agreement with this assessment, the Committee approved a multiplier of 100% for Individual Results.

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  Mr. McClure's objectives included components relating to general management, sales and marketing, and compliance/administration. This included operational improvement goals. The CEO noted Mr. McClure's strong leadership abilities and excellent cash flow management. Based on the CEO's assessment of Mr. McClure's performance and its agreement with this assessment, the Committee approved a multiplier of 100% for Individual Results.

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  Mr. Price's objectives included components relating to general management, sales and marketing, and compliance/administration. This included vertical markets and government relations. The CEO noted Mr. Price's success in the mobile and energy businesses. Based on the CEO's assessment of Mr. Price's performance and its agreement with this assessment, the Committee approved a multiplier of 100% for Individual Results.

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  Ms. McConnell's objectives included components relating to enterprise risk management, corporate governance, and records management. The CEO noted Ms. McConnell's excellence in leading strong corporate governance and managing the legal department. Based on the CEO's assessment of Ms. McConnell's performance and its agreement with this assessment, the Committee approved a multiplier of 100% for Individual Results.

Equity Incentives

Equity incentives create a direct link between executive compensation and shareholder returns by tying a significant portion of total compensation to the performance of the Company's stock. In addition, the Committee believes equity incentives encourage executives to remain at the Company. Equity awards may be granted to senior executives annually (or, in the case of newly hired executives, at the time they join ABM) but may also be granted from time to time in connection with promotions or assumption of additional responsibilities, as well as to promote retention, and/or to encourage focus on specific performance objectives. We grant the following types of equity awards:

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  Performance Shares:  Performance shares are earned based on specified performance results combined with service requirements. Typically, our performance shares are based on performance over a three-year period and vest on the third anniversary of the grant date. The threshold, target and maximum performance goals are established with reference to the Company's budgeted growth rate for the relevant periods and other factors determined by the Committee for the applicable performance period. The Committee believes that these awards align employee and shareholder interests by tying value to both business results and future stock price.

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  Restricted Stock Units ("RSUs"):  To meet the Company's objective to retain key executive talent, the Company generally grants RSUs, representing full value shares of our common stock, that vest based on continued service with the Company. Typically, 50% of the RSUs vest two years from the grant date and the remaining 50% vest four years from the grant date. However, the Committee may provide a different vesting schedule if it determines, in its subjective judgment, that a different vesting schedule is appropriate. RSUs are intended to promote retention and alignment of executive interests with the interests of shareholders. The Committee believes that RSUs enhance retention because they offer compensation opportunities over a long-term vesting period.

  •
  Stock Options:  The Committee believes that stock options focus executives on managing the Company from the long-term perspective of an owner with an equity stake in the business. Stock options provide value to the recipient only if the price of the Company's common stock increases above the option exercise price, which is the fair market value of the stock on the date of grant. Typically, our stock options vest ratably over four years. However, the Committee may provide a different vesting schedule if it determines, in its subjective judgment, that a different vesting schedule is appropriate. Our stock options are granted for a maximum term of seven years and are subject to earlier termination three months following a termination of employment.

The Compensation Committee believes that a significant portion of equity grants to our NEOs should be tied to performance, which it believes increases alignment between executive and shareholder interests. The Committee considers both grants of performance shares and stock options to be performance-based since performance shares are only earned if certain performance targets are met and stock option value to an executive is tied to the performance of the Company's stock.

Fiscal Year 2012 Equity Incentives

Generally, at the beginning of each fiscal year, the Compensation Committee will review an NEO's target compensation which includes base salary, possible short-term cash incentive compensation, and equity grants. The Committee also generally reviews the equity grant mix for the population eligible for equity grants. The Committee views the combined potential equity awards as a "pool" available for grant in connection with the Company's regular equity grant cycle, although the Committee does not consider itself limited to the precise number of shares in the pool. When determining the number of equity awards granted to individual NEOs, the Committee looks to various factors, including Peer Group practices. Generally, the Committee reviews the 50th percentile of Peer Group practices and takes into account how equity grants to our NEOs compare to equity grants equal in size to the 50th percentile Peer Group awards to executives having comparable roles. In its subjective judgment, the Committee believes that the 50th percentile signifies the "typical" award level in the external market and is the appropriate reference point by which to assess equity grants to the NEOs. In addition, although there is not an exact formula, the Committee considers each individual's accumulated vested and unvested awards, the current value of the awards, comparison of individual awards between executives and in relation to other compensation elements, and total accounting expense of existing awards (because it considers share-based expense to be part of the Company's internal cost structure). The Committee also looks at the total mix of compensation (salary, cash bonus and long-term equity incentives) both by internal peer comparison and on an individual basis when it approves grants to the NEOs. The Committee uses its subjective judgment to determine grant amounts that are appropriate to retain and motivate executive officers while maintaining acceptable levels of compensation expense.

The Compensation Committee typically awards performance shares in January of each year to NEOs and other eligible employees, and in the fourth fiscal quarter of the year, the Committee awards RSUs and stock options to NEOs and other eligible employees. In fiscal year 2012, the Committee approved the performance objectives for the Company's 2012-2014 performance share program in January but did not make grants until March 2012, after shareholders had approved additional shares for issuance under the Company's 2006 Equity Incentive Plan. The performance metrics relating to these performance shares are described below. The number of performance shares granted was based on the fair market value of the Company's stock on March 6, 2012, the date of grant.

In October 2012, also as part of the Company's regular grant cycle, the Committee made equity grants of RSUs and stock options to Messrs. Lusk, McClure and Price and Ms. McConnell and other eligible employees as described below. The Committee approved these awards at a meeting on October 8, 2012 but as the Company had not yet announced the entry into a definitive agreement to acquire Air Serv, in accordance with Company policy not to grant equity awards when the trading window is closed due an impending acquisition of this nature, the grants were not effective until October 11, 2012, which was the third business day following the Company's release of the Air Serv announcement. The number of RSUs awarded was based on the fair market value of ABM stock on October 11, 2012 and the number of stock options awarded was calculated based on the Black-Scholes value on this date.

The dollar value of the regular equity awards made in March 2012 and October 2012 was distributed among performance shares, RSUs and stock options. Generally, it is the Committee's belief that 50% of an NEO's regular equity grant should be in the form of performance shares, and RSUs and stock options should each constitute 25% of an NEO's regular equity grant. This allocation is based on the Committee's subjective judgment that generally, 75% of equity grants should be related to Company performance: i.e., in the case of performance shares, the shares would be earned if the Company met targets specified in the 2012-2014 Fiscal Year Performance Share Program, and, in the case of stock options, the value of the stock option to the recipient of the award would ultimately be based on Company share price exceeding the exercise price of the option on the date of vesting. The Committee believes that this allocation serves to align the interests of the NEOs with shareholder interests.

In connection with the grant of RSUs and stock options in October 2012, Mr. Slipsager specifically requested that he not receive a grant. He explained to the Committee that he would prefer that the RSUs and stock options that would normally be allocated to the CEO, be allocated among certain employees below the NEO level who are considered instrumental to the Company's strategic growth. Mr. Slipsager explained that he believed this was important to motivate and retain those employees and that he did not want to increase compensation expense by increasing the aggregate amount of equity awards utilized for the grant. After reviewing Mr. Slipsager's request, the Committee agreed with his recommendation, noting that this agreement was not an expression of an unfavorable view of Mr. Slipsager's performance or leadership.

In connection with regular equity grants, the Committee generally approves an equity award of a specific dollar value for each recipient based on a multiple of the recipient's base salary. For executive vice presidents, the awards may range from 0% to 140% of base salary, and for senior vice presidents, the awards may range from 0% to 100% of base salary.

Our Performance Share Programs.    Our Performance Share Programs are designed to motivate and reward long-term strategic management that results in profitable growth and sustained shareholder value creation. Each of our current Performance Share Programs are based on three-year periods during which performance shares may be earned based on performance during each of the three fiscal years in the program. Earned shares vest on the third anniversary of the grant date so long as the grantee is still employed by the Company. Sixty percent (60%) of the award (20% per year) is based on "Value Creation," whereby shares may be earned annually based on a measurement which looks at annual budgeted operating cash flow and changes in EBITDA from the prior year multiplied by five. The remaining 40% is based on continued growth and determined by the compounded three-year EBITDA growth result, which is measured at the end of the three-year performance period. As used in our performance share program, EBITDA is earnings before interest, depreciation and amortization, adjusted to exclude items impacting comparability and discontinued operations. Both the calculation of EBITDA and operating cash flow are subject to adjustments relating to major acquisitions, major divestitures and certain other defined items. In addition, the calculation of EBITDA and operating cash flow are also subject to adjustment for certain defined items or events. At the beginning of each three-year program, the Compensation Committee establishes the EBITDA and operating cash flow targets for the years covered by the program and determines what adjustments, if any, shall be made to the calculation of EBITDA and operating cash flow. Results are measured at the end of each program year, in the case of objectives that are based on one-year performance, and at the end of the three-year period in connection with results that are based on cumulative years.

The following tables and narrative summarize the results for fiscal year 2012 in each of our 2010-2012, 2011-2013 and 2012-2014 Fiscal Year Performance Share Programs. Yearly targets under different performance share programs may be different for the same fiscal years as a result of the then-current Company conditions when the targets were established.

2010-2012 Fiscal Year Performance Share Program

	60%				40%
Year	Annual Operating Cash Flow	EBITDA	Value Creation*	Weight	EBITDA Growth	Weight
2010	$113.7 million	$161.3 million	$195.2 million	20%	—	n/a
2011	$100.6 million	$169.4 million	$141.1 million	20%	—	n/a
2012	$84.3 million	$177.8 million	$126.3 million	20%	$177.8 million	40%
*
Value Creation = Operating Cash Flow + (change in EBITDA × 5)

For fiscal year 2012, performance shares under the 2010-2012 Fiscal Year Performance Share Program were earned at 0% for the Value Creation measure since Value Creation, as adjusted, was approximately $61.5 million compared to the target of $126.3 million. In addition, for fiscal year 2012, performance shares were earned at 56.0% of target for the EBITDA Growth measure since EBITDA was approximately $137.9 million compared to the target of $177.8 million. Overall, for the aggregate three-year performance period from 2010-2012, performance shares were earned at 52.8%.

2011-2013 Fiscal Year Performance Share Program

	60%				40%
Year	Annual Operating Cash Flow	EBITDA	Value Creation*	Weight	EBITDA Growth	Weight
2011	$84.6 million	$208.1 million	$355.1 million	20%	—	n/a
2012	$91.4 million	$218.5 million	$143.4 million	20%	—	n/a
2013	$90.2 million	$229.4 million	$144.7 million	20%	$229.4 million	40%
*
Value Creation = Operating Cash Flow + (change in EBITDA × 5)

For fiscal year 2012, performance shares under the 2011-2013 Fiscal Year Performance Share Program were earned at approximately 58.2% of target since Value Creation was approximately $112.6 million compared to the target of $143.4 million. The earned shares do not vest until January 2014.

2012-2014 Fiscal Year Performance Share Program

	60%				40%
Year	Annual Operating Cash Flow	EBITDA	Value Creation*	Weight	EBITDA Growth	Weight
2012	$125.0 million	$197.1 million	$190.5 million	20%	—	n/a
2013	$117.2 million	$207.0 million	$166.7 million	20%	—	n/a
2014	$112.7 million	$217.3 million	$164.2 million	20%	$217.3 million	40%
*
Value Creation = Operating Cash Flow + (change in EBITDA × 5)

For fiscal year 2012, no performance shares under the 2012-2014 Fiscal Year Performance Share Program were earned since Value Creation, as adjusted, was approximately $112.6 million compared to the target of $190.5 million, which meant that the minimum target was not achieved.

The table below supplements the 2012 Summary Compensation Table that appears on page 41. This table shows the compensation actually realized in fiscal years 2012, 2011 and 2010 by our NEOs. In contrast, the Realizable Pay graph on page 26, reflects the current value of all pay granted over the relevant three-year period. We have included the Realized Pay Table to better show how our performance-based equity compensation drives actual or "realized" compensation. The primary difference between this supplemental table and the 2012 Summary Compensation Table is the method used to value RSUs, performance shares and stock options. SEC rules require that the grant date fair value of all RSUs, performance shares and stock options be reported in the 2012 Summary Compensation Table for the year that they were granted. As a result, a significant portion of the total compensation amounts reported in the 2012 Summary Compensation Table relates to equity grants that have not yet vested and for which the value is consequently uncertain. In contrast, the supplemental table below includes only performance shares, stock options and RSU awards that vested during the applicable fiscal year and shows the value of those awards as of the applicable vesting date. It should be noted that there is no assurance that the NEOs will actually realize the value attributed to these awards even in this supplemental table, since the value of the stock options will depend on when the stock options are exercised and the underlying shares are sold and the ultimate value of the performance shares and RSUs will depend on when the underlying shares are sold.

Realized Pay Table

Name	Fiscal Year	Base Salary ($)	Performance Share Awards Vested in Fiscal Year(1)	Option Awards Vested in Fiscal Year(2) ($)	RSU Awards Vested in Fiscal Year(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total Compensation Realized ($)
Henrik Slipsager	2012	847,898	511,521	63,934	490,452	646,000	57,976	2,617,781
President & CEO	2011	833,325	0	297,826	343,385	879,260	9,800	2,363,596
	2010	805,000	246,704	108,483	293,942	1,008,000	21,535	2,483,664
James Lusk	2012	526,763	145,313	12,874	115,766	304,843	28,580	1,134,139
Executive Vice President	2011	483,222	0	60,250	185,427	353,404	23,362	1,105,665
& CFO	2010	465,313	163,545	18,477	64,213	330,075	15,442	1,057,065
James McClure	2012	637,324	202,258	17,712	158,779	403,931	49,167	1,469,171
Executive Vice President	2011	596,038	0	82,383	58,077	464,033	9,800	1,210,331
	2010	576,250	0	43,492	160,127	270,833	11,413	1,062,115
Tracy Price	2012	643,247	0	0	0	384,581	41,543	1,069,371
Executive Vice President	2011	634,480	0	0	0	491,591	41,150	1,167,221
Sarah McConnell	2012	441,778	57,237	4,114	39,163	234,090	13,855	790,237
Senior Vice President,	2011	398,725	0	16,877	47,864	227,380	9,800	700,646
General Counsel &	2010	380,833	95,960	9,501	14,385	179,407	10,477	690,563
Secretary
(1)
Amounts shown represent the aggregate value of all earned performance shares that vested during fiscal years 2010, 2011, and 2012. The value of vested performance shares is calculated by multiplying the number of shares vested by the closing price of ABM's common stock on the date that the shares vested.

(2)
Amounts shown represent the aggregate value of all stock options that vested during the applicable fiscal year. The value of vested stock options is calculated by multiplying the number of shares vested by the difference between the exercise price and the closing price of ABM's common stock on the vesting date without regard to actual option exercise activity.

(3)
Amounts shown represent the aggregate value of all RSU awards (including performance shares) that vested during the applicable fiscal year. The value of vested RSUs is calculated by multiplying the number of shares vested (including dividend equivalent shares) by the closing price of ABM's common stock on the vesting date.

(4)
Amounts shown equal the amounts reported in the "All Other Compensation" column of the Summary Compensation Table.

Part 4. Other Governance and Compensation-Related Matters

Stock Ownership Guidelines

In October 2006, the Compensation Committee adopted stock ownership guidelines for certain officers, including NEOs. These guidelines are based on a multiple of base salary. The Committee periodically reviews the stock ownership guidelines and makes adjustments to these guidelines to the extent that it believes such adjustments are appropriate. Executives are expected to achieve their targets within five years of becoming subject to the ownership guidelines. The Committee periodically assesses the guidelines and the officers' ownership relative to these guidelines. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. Unvested RSUs are taken into consideration when determining if ownership guidelines have been achieved; unearned performance shares and stock options are not included. Current stock ownership guidelines are described below:

Position	Guidelines
CEO	Shares with a fair market value equal to six times base salary
Executive Vice Presidents	Shares with a fair market value equal to three times base salary
Senior Vice Presidents and certain subsidiary senior officers	Shares with a fair market value equal to base salary

Prohibition of Hedging and Pledging

Our directors and executive officers are prohibited from using any strategies or products to hedge against the potential changes in the value of ABM stock. In addition, they are prohibited from pledging Company shares.

Window Trading and Rule 10b5-1 Trading Plans

Under the Company's insider trading policy, officers may only purchase or sell ABM securities during "window" periods, which begin on the third business day following the date of each quarterly earnings announcement and end on the fifteenth day of the third month of the fiscal quarter. The only exception to this is for officers who have entered into a trading plan pursuant to SEC Rule 10b5-1.

NEOs are permitted to establish trading plans established under Section 10b5-1 of the Securities Exchange Act during limited open trading windows. These plans enable an executive to diversify his or her holdings of Company stock during periods in which the executive would otherwise be unable to buy or sell such stock because he or she possessed material, non-public information about the Company. Any trading plan must be submitted in writing to the Company's General Counsel for review and approval prior to its effective date.

Compensation Recoupment Policy

In December 2009, the Board of Directors adopted a policy relating to the recoupment of cash and equity compensation. The policy provides that, if the Company's financial statements are the subject of a restatement due to misconduct, fraud or malfeasance, then, to the extent permitted by applicable law, the independent members of the Board, or a committee consisting of independent members of the Board designated by the Board, may, in their discretion, recover cash compensation paid to an executive officer of the Company or rescind or make other adjustments to an equity award made to an executive officer of the Company, including recovering cash proceeds relating to the sale or other disposition of an equity award, to the extent that the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company may seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, it is the Board of Directors' policy that, if the independent members of the Board, or a committee consisting of independent members of the Board, determine that an employee who has received a cash incentive payment or an equity award has engaged in conduct constituting "cause" (such as serious misconduct, dishonesty, disloyalty, conviction of a felony or misdemeanor involving moral turpitude, or failure to substantially perform employment-related duties or responsibilities), the Board or such Committee may take such action it deems necessary to address such conduct, including recovery of cash incentive payments, rescission of equity grants made to the employee in the 36-month period prior to the date on which the Board or such Committee makes such determination and recovery of proceeds relating to the sale or other disposition of an equity award during such 36-month period.

Benefits and Perquisites

The NEOs are eligible for customary employee benefits, which include participation in ABM's 401(k) Plan, as well as group life, health and accidental death and disability insurance programs and executive health examinations. In addition, Mr. Price receives certain perquisites that have carried over from his employment with The Linc Group, LLC prior to its acquisition by the Company. These perquisites are set forth in the Summary Compensation Table.

Mr. Slipsager and Mr. McClure qualify for benefits under the Supplemental Executive Retirement Plan ("SERP"), an unfunded retirement plan that was closed to new participants prior to the employment of Messrs. Lusk and Price and Ms. McConnell. Messrs. Slipsager and McClure also participate in the Service Award Benefit Plan ("SAB"), which provides participants, upon termination of employment with a minimum of seven days of pay for each year of employment between November 1989 and January 2002. The SAB was closed to new participants prior to the employment of Messrs. Lusk and Price and Ms. McConnell.

The NEOs are eligible to participate in ABM's Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the "Nonqualified Deferred Compensation in Fiscal Year 2012" table, followed by a description of the plan. The Committee regularly reviews the benefits provided under this and other plans, and as a result of such a review, in January 2011, the Company entered into a trust agreement which will fund amounts due under the Employee Deferred Compensation Plan in the event of a change-in-control of ABM.

Change-in-Control and Other Severance Arrangements

In order to assure continuity of ABM's senior management in the event of a potential change-in-control, ABM has agreed to provide the NEOs with "double-trigger" severance compensation should their employment with ABM be terminated following a change-in-control. The payment of severance compensation is predicated upon the occurrence of two triggering events: (1) the occurrence of a change-in-control and (2) either the involuntary termination of employment with ABM (other than for "cause" as defined in the change-in-control agreements) or the termination of employment with ABM by the executive for "good reason" as defined in the change-in-control agreements.

In addition, our NEOs may be eligible for severance benefits outside of a change-in-control. In particular, the CEO has an employment agreement that provides him with severance payments if he is terminated without cause, and the Board of Directors has adopted a severance policy that provides compensation to executives whose employment is terminated without cause. ABM expects the severance policy to provide consistency of treatment for officers who are at similar levels in the organization and to protect ABM by requiring a release and post-employment non-competition restriction, where legally permissible, as a condition to a severance payment, which we believe helps to retain officers during periods of organizational change and assists in recruiting new executives. The policy was adopted following the Committee's review of similar policies in the Peer Group and general industry.

The potential benefits to executives under these severance and change-in-control arrangements are described and quantified under "Potential Benefits on Termination."

Accounting and Tax Considerations

The Compensation Committee takes into consideration the accounting, tax and related financial implications to the Company and executives when designing compensation and benefit programs. From an accounting perspective, in general, base salary, annual cash incentive bonus payments and the costs related to benefits and perquisites are recognized as compensation expense at the time they are earned or provided, and equity-based compensation expense is recognized over the vesting period of the grant.

Subject to the exceptions and limits described below, the Company deducts for federal income tax purposes payments of compensation and other benefits to executives. The Company does not deduct nonqualified deferred compensation until the year that the deferred compensation is paid to the executive.

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation over $1 million paid to the CEO or any of the three other most highly compensated executive officers (other than the chief financial officer) unless the compensation is paid based solely on the attainment of one or more pre-established objective performance goals and certain other requirements are met. While generally the Company intends to structure components of its compensation in a manner that would comply with Section 162(m), the Compensation Committee has the flexibility to pay non-deductible compensation if it believes it is in the best interests of the Company. The Company's Executive Officer Incentive Plan and 2006 Equity Incentive Plan, both of which have been approved by the Company's shareholders, have been designed to permit the Company to make incentive payments and awards of performance shares and stock options that are not subject to the deduction limits of Section 162(m). From time to time, the Compensation Committee or, in the case of the CEO, the CEO Committee, has awarded, and may in the future award, compensation that is not fully deductible.

Our change-in-control arrangements do not provide for tax gross-ups in the event that executives become subject to excise taxes under Section 4999 and Section 280G of the Internal Revenue Code as a result of receiving benefits in connection with a change-in-control of ABM.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ABM's Annual Report on Form 10-K for the fiscal year ended October 31, 2012 and ABM's 2013 Proxy Statement.

This report is provided by the following independent and outside directors, who comprise the Compensation Committee:

Linda Chavez, Chair
Luke S. Helms
Maryellen C. Herringer
Sudhakar Kesavan

Compensation of Executive Officers

The following tables and accompanying narrative describe the compensation of the NEOs.

2012 Summary Compensation Table

Name	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Henrik Slipsager	2012	847,898	0	999,994	0	646,000	116,433	57,976	2,668,301
President & CEO	2011	833,325	0	1,197,311	406,495	879,260	44,210	9,800	3,370,401
	2010	805,000	0	1,131,722	382,499	1,008,000	87,576	21,535	3,436,332
James Lusk	2012	526,763	0	401,234	133,749	304,843	0	28,580	1,395,169
Executive Vice President	2011	483,222	0	347,130	117,855	353,404	0	23,362	1,324,973
& CFO	2010	465,313	0	738,990	504,349	330,075	0	15,442	2,054,169
James McClure	2012	637,324	0	532,102	177,371	403,931	30,308	49,167	1,830,203
Executive Vice President	2011	596,038	0	476,016	159,907	464,033	10,812	9,800	1,716,606
	2010	576,250	0	1,193,948	893,137	270,833	21,744	11,413	2,967,325
Tracy Price(6)	2012	643,247	0	532,102	177,371	384,581	0	41,543	1,778,844
Executive Vice President	2011	634,480	0	990,560	674,476	491,591	0	41,150	2,832,257
Sarah McConnell	2012	441,778	0	202,479	67,499	234,090	0	13,855	959,701
Senior Vice President,	2011	398,725	0	285,372	58,350	227,380	0	9,800	979,627
General Counsel & Secretary	2010	380,833	0	304,369	199,375	179,407	0	10,477	1,074,461
(1)
The value shown is the aggregate grant date value for performance share and RSU awards computed in accordance with FASB ASC Topic 718, based on target levels of achievement (the probable outcome at grant), in the case of performance shares. A discussion of assumptions used in calculating these values may be found in Note 14. "Share-Based Compensation Plans" in the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2012. The maximum value for performance share awards granted in fiscal year 2012 under the 2012-2014 Fiscal Year Performance Share Program is as follows: Mr. Slipsager: $1,999,988; Mr. Lusk: $534,996; Mr. McClure: $709,466; Mr. Price: $709,466; and Ms. McConnell: $269,976.

(2)
The value shown is the aggregate grant date value for stock option awards computed in accordance with FASB ASC Topic 718. A discussion of assumptions used in calculating these values may be found in Note 14. "Share-Based Compensation Plans" in the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2012.

(3)
Amounts shown in this column represent annual performance-based cash bonuses.

(4)
Fiscal Year 2012 amounts are attributable to the following:

Mr. Slipsager: change in value of SERP, $116,433; and change in value of SAB, $0.

Mr. McClure: change in value of SERP, $30,308; and change in value of SAB, $0.

(5)
Represents: For Mr. Slipsager: ABM contributions to the 401(k) plan in the amount of $10,000; value of realized dividend equivalent units ("DEUs") upon distribution of Performance Shares, $34,295; spouse and family travel benefit, $9,466; and medical exam, $4,215. For Mr. Lusk: ABM contributions to the 401(k) plan in the amount of $10,000; value of realized DEUs upon distribution of Performance Shares, $9,721; and value of realized DEUs upon distribution of RSUs, $8,859. For Mr. McClure: ABM contributions to the 401(k) plan in the amount of $10,000; value of realized DEUs upon distribution of Performance Shares, $13,555; value of realized DEUs upon distribution of RSUs, $8,612; and value of corporate gift, $17,000. For Mr. Price: ABM contributions to the 401(k) plan in the amount of $10,000; auto allowance, $16,800; annual credit card fees, $1,000; spouse and family travel benefit, $2,405; home office expenses, $1,633; medical exam, $1,455; and an allowance for, among other things, certain benefits relating to investment advice and other professional services in the amount of $8,250. For Ms. McConnell: ABM contributions to the 401(k) plan in the amount of $10,000 and value of realized DEUs upon distribution of Performance Shares, $3,855.

(6)
For Mr. Price, compensation for only fiscal years 2012 and 2011 is shown because he was not an NEO in fiscal year 2010.

The annual bonuses for the NEOs in fiscal year 2012 were based on performance objectives described under "Compensation Discussion and Analysis."

Messrs. Slipsager, Lusk, Price, and McClure and Ms. McConnell have employment agreements. Mr. Slipsager's agreement includes certain post-employment prohibitions on competition with the Company, and has a term ending on October 31, 2013, subject to automatic one-year extensions as described below. In October 2012, new employment agreements were entered into with Messrs. Lusk and McClure and Ms. McConnell since their then-current employment agreements were scheduled to expire on October 31, 2012. These employment agreements terminate on October 31, 2014 and contain post-employment prohibitions on competition. Mr. Price's employment agreement is scheduled to expire on December 31, 2013. It also contains post-employment prohibitions on competition. Each employment agreement contains a provision providing for automatic one-year extensions unless, in the case of Mr. Slipsager, the Company provides notice 90 days prior to the expiration of the employment agreement that it does not wish to renew, and in the case of the other NEOs, the Company provides such notice 60 days prior to the expiration of the employment agreement. Payments which may be made to an NEO upon termination without cause are described under "Potential Payments Upon Termination Without Cause on October 31, 2012."

The table below shows payout ranges for the NEOs with respect to non-equity incentive plan awards and equity incentive plan awards, as well as other information.

Grants of Plan-Based Awards During Fiscal Year 2012

Named Executive Officer	Grant Date	Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: # of Shares or Stock Units(3)	All Other Option Awards: # of Securities Underlying Options(4)	Exercise or Base Price Options/ Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(5) ($)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Henrik Slipsager	n/a		n/a	850,000	1,572,500
	3/8/2012	3/6/2012				21,580	43,159	86,318				999,994
James Lusk	n/a		187,250	374,500	692,825
	3/8/2012	3/6/2012				5,773	11,545	23,090				267,498
	10/11/2012	10/8/2012							7,304			133,736
	10/11/2012	10/8/2012								25,476	18.31	133,749
James McClure	n/a		241,875	483,750	894,938
	3/8/2012	3/6/2012				7,655	15,310	30,620				354,733
	10/11/2012	10/8/2012							9,687			177,369
	10/11/2012	10/8/2012								33,785	18.31	177,371
Tracy Price	n/a		241,875	483,750	894,938
	3/8/2012	3/6/2012				7,655	15,310	30,620				354,733
	10/11/2012	10/8/2012							9,687			177,369
	10/11/2012	10/8/2012								33,785	18.31	177,371
Sarah McConnell	n/a		135,000	270,000	472,500
	3/8/2012	3/6/2012				2,913	5,826	11,652				134,988
	10/11/2012	10/8/2012							3,686			67,491
	10/11/2012	10/8/2012								12,857	18.31	67,499
(1)
Represents the annual bonus opportunity for fiscal year 2012. The target award is calculated by multiplying each NEO's base salary by his/her target bonus percentage. Maximum bonus for the CEO and executive vice presidents is 185% of target. Maximum bonus for the senior vice president is 175% of target. Actual payments made for fiscal year 2012 are reported in the "Summary Compensation Table" in the "Non-Equity Incentive Plan Compensation" column. However, even with achievement of threshold performance, an NEO may receive no award if personal performance objectives are not met.

(2)
Represents performance shares granted under the 2006 Equity Incentive Plan in fiscal year 2012. Shares are earned based on performance during each of fiscal years 2012, 2013 and 2014, and on cumulative performance with respect to these years, with vesting of earned awards to occur on March 8, 2015 if the NEO is an employee of the Company on the vesting date. As discussed under Fiscal Year 2012 Equity Incentives, based on fiscal year 2012 results, no shares were earned for 20% of the performance award. Amounts set forth in the column "Threshold" represent the number of shares that could have been awarded if a minimum performance threshold was achieved. If such minimum threshold is not attained, no shares would be awarded. When cash dividends are paid on ABM common stock, dividend equivalents are credited on performance shares which have been earned, subject to the same vesting conditions as the underlying performance shares. For a discussion of the criteria applicable to the determination of amounts awarded, see "Our Performance Share Programs" above.

(3)
Represents RSUs granted under the 2006 Equity Incentive Plan in fiscal year 2012. With respect to RSUs granted on October 11, 2012, 50% vest on the second anniversary of the grant date and 50% vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional RSUs, subject to the same terms and conditions (including vesting conditions) as the underlying RSUs.

(4)
Represents options to acquire shares of Company common stock granted under the 2006 Equity Incentive Plan in fiscal year 2012. The exercise price of the options is the closing price of ABM stock on the grant date. With respect to options granted on October 11, 2012, options vest equally on each of the first four anniversaries of the grant date. All options expire no more than seven years from the grant date.

(5)
The value shown is the grant date value for stock option awards computed in accordance with FASB ASC Topic 718, which was $5.25 on October 11, 2012. The assumptions used to calculate the October 11, 2012 Black-Scholes value were: (1) expected life from date of grant of 5.62 years; (2) expected stock price volatility of 41.60%; (3) expected dividend yield of 3.02%; and (4) a risk-free interest rate of 0.81%.

The following table shows the outstanding equity awards held by the NEOs at October 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

	Option Awards						Stock Awards
Named Executive Officer	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested(9) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(9) ($)
Henrik Slipsager	12/16/97	(1)	0	20,000	14.70		1/12/09	(6)	5,846	111,074
	3/17/98	(1)	0	5,000	18.30		1/11/10	(7)	20,668	392,692
	12/19/00	(1)	0	5,000	15.38		9/8/10	(6)	9,361	177,859
	6/14/05	(3)	100,000	0	18.30	6/14/15	1/11/11	(7)	8,649	164,331	18,733	(8)	355,927
	9/14/05	(2)	100,000	0	20.90	9/14/15	9/13/11	(6)	21,883	415,777
	11/29/05	(2)	57,000	0	20.83	11/29/15	3/8/12	(7)	0	0	34,527	(8)	656,013
	3/13/07	(4)	58,885	0	25.74	3/13/14
	1/8/08	(4)	117,370	0	19.05	1/8/15
	1/12/09	(4)	25,076	8,359	17.90	1/12/16
	9/8/10	(4)	30,261	30,261	21.49	9/8/17
	9/13/11	(4)	18,114	54,345	19.09	9/13/18
James Lusk	3/19/07	(4)	19,379	0	26.00	3/19/14	1/12/09	(6)	1,660	31,540
	1/7/08	(4)	25,592	0	19.48	1/7/15	1/11/10	(7)	6,353	120,707
	1/12/09	(4)	7,124	2,375	17.90	1/12/16	3/31/10	(5)	20,092	381,748
	3/31/10	(5)	0	61,728	21.20	3/31/17	9/8/10	(6)	2,660	50,540
	9/8/10	(4)	8,597	8,598	21.49	9/8/17	1/11/11	(7)	2,506	47,614	5,432	(8)	103,208
	9/13/11	(4)	5,252	15,756	19.09	9/13/18	9/13/11	(6)	6,344	120,536
	10/11/12	(4)	0	25,476	18.31	10/11/19	3/8/12	(7)	0	0	9,236	(8)	175,484
							10/11/12	(6)	7,304	138,776
James McClure	3/21/95	(1)	0	4,000	5.63		1/12/09	(6)	2,311	43,909
	12/16/97	(1)	0	15,000	14.70		1/11/10	(7)	8,074	153,406
	3/17/98	(1)	0	5,000	18.30		3/31/10	(5)	37,674	715,806
	12/19/00	(1)	0	5,000	15.38		9/8/10	(6)	3,701	70,319
	6/14/05	(3)	120,000	0	18.30	6/14/15	1/11/11	(7)	3,457	65,683	7,488	(8)	142,272
	9/14/05	(2)	5,640	0	20.90	9/14/15	9/13/11	(6)	8,608	163,552
	10/2/06	(4)	23,646	0	18.71	10/2/13	3/8/12	(7)	0	0	12,248	(8)	232,712
	1/7/08	(4)	34,690	0	19.48	1/7/15	10/11/12	(6)	9,687	184,053
	1/12/09	(4)	9,915	3,306	17.90	1/12/16
	3/31/10	(5)	0	115,740	21.20	3/31/17
	9/8/10	(4)	11,965	11,966	21.49	9/8/17
	9/13/11	(4)	7,126	21,378	19.09	9/13/18
	10/11/12	(4)	0	33,785	18.31	10/11/2019
Tracy Price	1/10/11	(5)	0	62,189	25.84	1/10/18	1/10/11	(5)	20,127	382,413
	9/13/11	(4)	7,775	23,326	19.09	9/13/18	1/11/11	(7)	3,457	65,683	7,488	(8)	142,272
	10/11/12	(4)	0	33,785	18.31	10/11/19	9/13/11	(6)	9,392	178,448
							3/8/12	(7)	0	0	12,248	(8)	232,712
							10/11/12	(6)	9,687	184,053
Sarah McConnell	9/10/07	(4)	11,904	0	20.19	9/10/14	1/12/09	(6)	653	12,407
	1/7/08	(4)	5,733	0	19.48	1/7/15	1/11/10	(7)	2,850	54,150
	1/12/09	(4)	2,806	936	17.90	1/12/16	3/31/10	(5)	7,534	143,146
	3/31/10	(5)	0	23,148	21.20	3/31/17	9/8/10	(6)	1,248	23,712
	9/8/10	(4)	4,034	4,035	21.49	9/8/17	1/11/11	(7)	2,483	47,177	5,378	(8)	102,182
	9/13/11	(4)	2,600	7,801	19.09	9/13/18	9/13/11	(6)	3,140	59,660
	10/11/12	(4)	0	12,857	18.31	10/11/2019	3/8/12	(7)	0	0	4,661	(8)	88,559
							10/11/12	(6)	3,686	70,034
(1)
Age-vested Options. The options become exercisable with respect to 50% of the underlying shares on the optionee's 61st birthday, and 50% on the optionee's 64th birthday, if still employed. Vested options expire one year after termination of employment. Mr. Slipsager will reach his 61st birthday on January 12, 2016 and his 64th birthday on January 12, 2019. Mr. McClure will reach his 61st birthday on February 14, 2018 and his 64th birthday on February 14, 2021.

(2)
Time-vested Options. The options become exercisable with respect to 20% of the underlying shares on the anniversary of the grant date for five succeeding years.

(3)
Price-vested Options. The options provide that if ABM common stock closes at a designated price for ten days during a period of 30 consecutive trading days within the first four years after grant, the options will become exercisable following the tenth day. Options not vesting during the first four years following the grant date become exercisable on the eighth anniversary of the grant date provided the optionee is employed by the Company.

(4)
2006 Equity Incentive Plan. The options become exercisable with respect to 25% of the underlying shares on each anniversary date of the grant for four succeeding years.

(5)
Special Equity Awards. On March 31, 2010, Messrs. Lusk and McClure and Ms. McConnell were granted options and RSUs which vest 100% on the fifth anniversary of the grant date. On January 10, 2011, Mr. Price was granted options and RSUs which vest 100% on the fifth anniversary of the grant date.

(6)
RSUs. Fifty percent of the RSUs vest on the second anniversary of the grant date and the remainder vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited which are converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2012.

(7)
Performance Shares (Earned). Amounts shown include performance share awards under the 2010, 2011 and 2012 Performance Share Programs that have been "earned" but remain unpaid until the vesting date, which is the third anniversary of the date of the award. These amounts were 29,317 for Mr. Slipsager, 8,859 for Mr. Lusk, 11,531 for Mr. McClure, 3,457 for Mr. Price, and 5,333 for Ms. McConnell. Performance shares granted under the 2010 Fiscal Year Performance Share Program vested, to the extent earned, on January 11, 2013, performance shares granted under the 2011 Fiscal Year Performance Share Program vest, to the extent earned, on January 11, 2014, and performance shares granted under the 2012 Fiscal Year Performance Share Program vest, to the extent earned, on January 11, 2015.

(8)
Performance Shares (Unearned). On January 11, 2011, performance shares were granted under the 2011-2013 Fiscal Year Performance Share Program and on January 11, 2012, performance shares were granted under the 2012-2014 Fiscal Year Performance Share Program, each as described under the CD&A. Unearned performance shares are stated at target. Performance shares will vest, to the extent earned, on January 11, 2014 and January 11, 2015, respectively.

(9)
Amounts shown are based on $19.00 per share, the closing price of ABM common stock on October 31, 2012.

(Intentionally left blank.)

The following table shows the amounts realized upon exercise of stock options and vesting in fiscal year 2012 of stock awards previously awarded.

Option Exercises and Stock Vested in Fiscal Year 2012

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
Henrik Slipsager	100,000	260,124	49,034	(2)	1,001,973
James Lusk	0	0	12,772		261,079
James McClure	0	0	17,662	(3)	361,037
Tracy Price	0	0	0		0
Sarah McConnell	0	0	4,726	(4)	96,400
(1)
Amount consists of difference between the closing price of ABM common stock on the date of exercise and the exercise price of the option multiplied by the number of shares acquired on exercise.

(2)
Amount includes 24,618 RSUs deferred under ABM's Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.

(3)
Amount includes 3,702 RSUs deferred under ABM's Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.

(4)
Amount includes 1,994 RSUs deferred under ABM's Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.

Pension and Deferred Compensation Benefits

The following tables and accompanying footnotes and narrative describe benefits to the NEOs under the SAB, SERP and the Employee Deferred Compensation Plan.

Pension Benefits at 2012 Fiscal Year-End

Named Executive Officer	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(3)	Payment During Last Fiscal Year ($)
Henrik Slipsager	SAB(1)	5	34,327	0
	SERP(2)	10	666,489	0
James Lusk	n/a
James McClure	SAB(1)	12	82,115	0
	SERP(2)	10	156,814	0
Tracy Price	n/a
Sarah McConnell	n/a
(1)
SAB, an unfunded service award benefit plan, is a "severance pay plan" as defined in the Employee Retirement Income Security Act ("ERISA") and covers certain qualified employees. The plan provides participants, upon termination, with a minimum of seven days of pay for each year of employment between November 1989 and January 2002, payable in a lump sum. The amount of the payment is based on the final average W-2 compensation, up to a maximum of $175,000, received by the participant during his or her last three full years of full-time employment with ABM. The amount of payment under the plan, together with any other severance paid to the employee, cannot exceed two times the compensation received by the employee in the twelve-month period preceding termination of employment. If the employee is terminated for cause, the employee forfeits any benefits payable under the plan. At the end of fiscal year 2012, 80 active employees were eligible to receive benefits under the plan.

(2)
Individuals noted participate in the SERP, an unfunded retirement plan. Vesting in the SERP occurs after ten years of eligible service. The retirement arrangements provide for monthly benefits for ten years commencing on the respective retirement dates of those executives or age 65, whichever is later. The benefits are vested pro rata during a ten-year vesting period, which began with the participant being named an officer of ABM or a subsidiary. Messrs. Slipsager and McClure are fully vested in the SERP. Effective December 31, 2002, this plan was amended to preclude new participants. When fully vested, the current SERP benefits provide the following for participating NEOs:

SERP Participant	Aggregate Payments
Henrik Slipsager	$1,000,000
James McClure	$250,000

  These benefits will be paid out 1/120 per month after the later to occur of (1) the executive's 65th birthday or (2) the executive's retirement.

(3)
The material assumptions used to calculate the net present value are included in Note 11, "Employee Benefit Plans" in the Notes to Consolidated Financial Statements included in ABM's Annual Report on Form 10-K for the year ended October 31, 2012, except for the assumed retirement age under the SAB plan which is age 62, the age at which an individual is eligible for full benefits under the plan.

The following table shows contributions in fiscal year 2012 by the NEOs to ABM's Employee Deferred Compensation Plan.

Nonqualified Deferred Compensation in Fiscal Year 2012

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)		ABM Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year(4) ($)
Henrik Slipsager	835,888	(1)(2)	—	60,364	(3)	—	3,201,230	(5)
James Lusk	—		—	—		—	30,172	(5)
James McClure	346,454	(1)(2)	—	29,188	(3)	—	1,171,842	(5)
Tracy Price	—		—	—		—	—
Sarah McConnell	172,995	(1)(2)	—	11,374	(3)	—	552,347	(5)
(1)
Cash deferrals under the Employee Deferred Compensation Plan are included in the Summary Compensation Table for each NEO. Amounts deferred during fiscal year 2012 by Mr. Slipsager were $345,432, by Mr. McClure were $275,339, and by Ms. McConnell were $133,832.

(2)
Includes value of deferred RSUs, granted and vested under the 2006 Equity Incentive Plan, on the date of vesting. The vesting date value for the deferred awards for Mr. Slipsager was $490,456, for Mr. McClure were $71,115, and for Ms. McConnell were $39,163. Grant date values for the deferred awards were reported in the Summary Compensation Table for the fiscal year in which the RSUs were granted.

(3)
Interest earned on cash deferrals under the Employee Deferred Compensation Plan. The interest rate in fiscal year 2012 averaged 3.01%. These amounts were not required to be included in the Summary Compensation Table because they are not above-market.

(4)
Includes amounts included in the Summary Compensation Table for prior years.

(5)
Includes fiscal year-end value of shares deferred in prior years; excludes dividend equivalents earned on deferred shares.

ABM's Employee Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $140,000. A trust agreement was put into place in January 2011 to provide that, in the event of a "change-in-control" as defined in the plan, the trust will be funded in an amount necessary to cover liabilities under the plan.

The Employee Deferred Compensation Plan allows participants to make pre-tax contributions from 1% to 50% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives may elect to receive distributions from the Employee Deferred Compensation Plan following termination of employment or on specified in-service distribution dates. Distributions may be made in a single lump sum, four annual installments or ten annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if, upon termination, a participant wants to change his or her distribution, the change cannot be effective for at least twelve months and the date of payment must be at least five years after the previously scheduled date of distribution. The Employee Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the excess prime rate over 6%, subject to an interest rate cap equal to 120% of the long-term applicable federal rate, compounded quarterly.

Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments or ten annual installments, based on earlier elections made in accordance with plan provisions.

Potential Benefits on Termination

The following tables and accompanying narrative contain information with respect to potential payments to NEOs upon certain terminations of employment after a change-in-control, resignation or retirement, termination without cause and death or disability, assuming the termination occurred on October 31, 2012. No cash payments to the NEOs are triggered by a change-in-control alone.

Potential Payments Upon Qualifying Terminations of Employment
Following a Change-in-Control on October 31, 2012

The following table estimates potential payments for each NEO if there had been a change-in-control and either the executive had been terminated involuntarily or the executive had terminated employment for "good reason" effective October 31, 2012.

Named Executive Officer	Unpaid Bonus for 2012(1) ($)	Severance Compensation(2) ($)	Health and ERISA Welfare Benefits(3) ($)	Equity Grants Vesting as a Result of CIC(4)($)	Nonqualified Deferred Compensation Aggregate Balance ($)	Present Value of Accumulated Pension Benefit(5) ($)	Total(6) ($)
Henrik Slipsager	850,000	5,100,000	100,000	4,136,681	3,201,230	700,816	14,088,727
James Lusk	374,500	1,819,000	23,058	1,369,560	30,172	0	3,616,290
James McClure	483,750	2,257,500	23,058	2,335,830	1,171,842	238,929	6,510,909
Tracy Price	483,750	2,257,500	23,058	1,286,128	—	0	4,050,436
Sarah McConnell	270,000	1,440,000	15,932	811,976	552,347	0	3,090,225
(1)
Amount is target bonus for fiscal year 2012.

(2)
Multiple of the sum of base salary and target bonus for the year in which the change-in-control occurs.

(3)
For Mr. Slipsager, amount is based on the terms of his employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance. For Messrs. Lusk, McClure and Price, and for Ms. McConnell, amount shown is estimated cost for health and welfare benefits for an 18-month period.

(4)
Intrinsic value is based on $19.00 per share, the closing price of ABM common stock on October 31, 2012.

(5)
Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(6)
Amounts do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below.

The change-in-control agreements with the NEOs provide that, if a change-in-control occurs during the term of the agreement, the executive will receive the stated benefits upon involuntary termination (other than for cause) or resignation for good reason prior to the second anniversary of the change-in-control.

The stated benefits for the NEO under the change-in-control agreements consist of:

  •
  lump sum payment equal to three times the sum of base salary and target bonus for Mr. Slipsager, and two times the sum of base salary and target bonus for other NEOs;

  •
  continuation of all health benefits or reasonably equivalent benefits for 18 months following the date of termination; and

  •
  lump sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date, and lump sum payment of any pro rata portion of any target amount for any unpaid incentive compensation for the performance period in which the termination takes place.

    A "change-in-control" of the Company for the NEOs occurs in any of the following scenarios:

  •
  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) (i) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board of Directors of the Company immediately prior to either such event cease to constitute a majority of the members of the Board of Directors;

  •
  a majority of the Board of Directors ceases to be comprised of incumbent directors;

  •
  a merger or similar business combination;

  •
  a sale of substantially all of the Company's assets; and

  •
  a liquidation of the Company.

Any payments under the change-in-control agreements will be reduced to the extent that the NEO receives payments under his or her employment agreement with ABM following a termination of employment.

Equity grants prior to fiscal year 2006 held by the NEOs vest upon a change-in-control as defined in the applicable plan. Equity grants after fiscal year 2006 fully vest upon a change-in-control, except that stock options vest monthly pro rata (based on number of months of service over the vesting period) if the change-in-control occurs less than one year after the grant.

Payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs, including any option award, plan or agreement) are subject to reduction in order to avoid the application of the excise tax on "excess parachute payments," but only if the reduction would increase the net after-tax amount received by the named executive officer (the "modified cap") with one exception. The exception is that any reduction may be made to the extent the NEO would be entitled to receive, on a net after-tax basis, at least 90% of the severance payment he or she would otherwise be entitled to under the change-in-control agreement or under any other agreement. The Compensation Committee amended the forms of stock option agreements for future stock option grants to include the modified cap with the 90% severance payment reduction exception. In consideration for the protection afforded by the change-in-control agreements, the NEOs agreed to certain non-competition provisions.

An NEO who participates in the SERP and/or SAB whose employment is terminated or who resigns following a change-in-control is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. An NEO who has elected to defer compensation receives the aggregate balance in the NEO's deferred compensation account. See "Pension and Deferred Compensation Benefits," above.

 Potential Payments Upon Resignation or Retirement on October 31, 2012

The following table estimates potential payments for each NEO if the NEO had retired or, if applicable, resigned from employment with ABM effective October 31, 2012.

Named Executive Officer	Unpaid Annual Bonus for 2012(1) ($)	Company Portion of Medical Benefit(2) ($)	Equity- Based Grants that Vest upon Retirement(3) ($)	Nonqualified Deferred Compensation Aggregate Balance ($)	Present Value of Accumulated Pension Benefit(4) ($)	Total(5) ($)
Henrik Slipsager	850,000	100,000	1,315,897	3,201,230	700,816	6,167,943
James Lusk	374,500	0	387,895	30,172	0	792,567
James McClure	483,750	0	512,151	1,171,842	238,929	2,406,672
Tracy Price	483,750	0	237,315	—	0	721,065
Sarah McConnell	270,000	0	228,370	552,347	0	1,050,717
(1)
Amount is target bonus for fiscal year 2012. No bonus is payable in the event of resignation of employment.

(2)
Amount is based upon the terms of Mr. Slipsager's employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance.

(3)
Intrinsic value is based on $19.00 per share, the closing price of ABM common stock on October 31, 2012. Amounts shown only reflect vesting upon retirement as unvested equity does not vest upon resignation of employment.

(4)
Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(5)
Amounts do not include accrued but unused vacation pay and any unpaid base salary for employment through termination date.

An NEO who participates in the SERP and/or SAB who retires or resigns is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. An NEO who has elected to defer compensation receives the aggregate balance in the NEO's deferred compensation account. See "Pension and Deferred Compensation Benefits," above. RSUs and stock option grants under the 2006 Equity Incentive Plan do not vest upon voluntary termination of employment other than retirement and vest monthly pro rata (based on number of months of service over the vesting period) in the event of retirement. Stock Option grants prior to the 2006 Equity Incentive Plan are cancelled to the extent not vested upon such a termination of employment. An individual who retires during a performance period that has not been completed prior to retirement will receive a pro rata number of performance shares (based on number of months of service over the performance period) on the vesting date for such performance shares, to the extent such performance shares have been achieved under applicable performance objectives.

 Potential Payments Upon Termination Without Cause on October 31, 2012

The following table estimates potential payments for each NEO if the NEO's employment with ABM were to be terminated without cause (outside of a change-in-control) effective October 31, 2012.

Named Executive Officer	Unpaid Bonus for 2012(1) ($)	Severance Payment ($)	Company Portion of Medical Benefit(2) ($)	Equity Grants Vesting as a Result of Termination(3) ($)	Nonqualified Deferred Compensation Aggregate Balance ($)	Present Value of Accumulated Pension Benefit(4) ($)	Total(5) ($)
Henrik Slipsager	850,000	3,400,000	100,000	0	3,201,230	700,816	8,252,046
James Lusk	374,500	1,364,250	23,058	0	30,172	0	1,791,980
James McClure	483,750	1,693,125	23,058	0	1,171,842	238,929	3,610,704
Tracy Price	483,750	1,693,125	23,058	0	—	0	2,199,933
Sarah McConnell	270,000	720,000	10,621	0	552,347	0	1,552,968

(1)
Amount is target bonus for fiscal year 2012.

(2)
For Mr. Slipsager, amount is based on the terms of his employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance. For Messrs. Lusk, McClure and Price, amount shown is estimated cost for health and welfare benefits for an 18-month period. For Ms. McConnell, amount shown is estimated cost for health and welfare benefits for a 12-month period.

(3)
None of ABM's equity plans provide for vesting upon termination without cause other than in a change-in-control. (See table "Potential Payments Upon Certain Terminations of Employment Following a Change-in-Control on October 31, 2012").

(4)
Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(5)
Amount does not include accrued but unused vacation pay and any unpaid base salary for employment through termination date.

An NEO who participates in the SERP and/or SAB whose employment is terminated without cause is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. An NEO who has elected to defer compensation receives the aggregate balance in the NEO's deferred compensation account. See "Pension and Deferred Compensation Benefits," above.

Under his employment agreement, Mr. Slipsager would receive two times the sum of his base salary and target bonus and $10,000 per year for a ten-year period for health insurance if he is terminated without cause prior to the expiration of the term of his employment agreement. The Company has adopted a severance policy for other senior executives of ABM. Prior to adopting the policy, the Compensation Committee conducted a review of executive severance policies provided by the Peer Group and general industry practices and discussed executive severance practices with the Compensation Committee's independent compensation consultant. An executive's severance payment under the policy is contingent upon the executive's entering into a form of employment agreement, which contains post-employment non-competition as well as non-solicitation provisions. The policy adopted by ABM applies to certain senior executives who may be terminated without "cause," as cause is defined in the employment agreement between the executive and ABM, and calls for payments that vary depending upon the position and tenure of the individual. Under provisions of this policy, Messrs. Lusk, McClure and Price are eligible for payments of 18 months' base salary and target bonus, as well as payment of ABM's portion of medical benefits for employees for the 18-month period, and up to 18 months of outplacement services. Ms. McConnell is eligible for payments of 12 months' base salary and target bonus, as well as payment of ABM's portion of medical benefits for employees for the 12-month period.

Potential Payments Upon Death on October 31, 2012

The following table estimates potential payments for each NEO if the NEO had been terminated due to death on October 31, 2012.

Named Executive Officer	Unpaid Bonus for 2012(1) ($)	Life Insurance(2) ($)	Company Portion of Medical Benefit(3) ($)	Equity Grants Vesting as a Result of Death(4) ($)	Nonqualified Deferred Compensation Aggregate Balance ($)	Present Value of Accumulated Pension Benefit(5) ($)	Total ($)
Henrik Slipsager	850,000	750,000	50,000	1,315,897	3,201,230	700,816	6,867,943
James Lusk	374,500	750,000	0	585,131	30,172	0	1,739,803
James McClure	483,750	750,000	0	881,984	1,171,842	238,929	3,526,505
Tracy Price	483,750	750,000	0	371,160	—	0	1,604,910
Sarah McConnell	270,000	750,000	0	302,328	552,347	0	1,874,675

(1)
Amount is target bonus for fiscal year 2012.

(2)
Amount of life insurance is two times annual salary, up to a maximum of $750,000.

(3)
Amount is based on the terms of Mr. Slipsager's employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance and that in the event he dies prior to the end of the ten-year term, the Company will pay his spouse $5,000 per year until the earlier of her death or the end of the ten-year term.

(4)
Intrinsic value is based on $19.00 per share, the closing price of ABM common stock on October 31, 2012. Amount reflects the vesting of equity grants, as a result of death on October 31, 2012, and includes exercisable stock options on that date.

(5)
Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

The estate of a participating NEO is entitled to receive SERP payments (with payments beginning at the date the NEO would have become 65), a lump sum SAB payment and the aggregate balance in the NEO's deferred compensation account payable in a lump sum. See "Pension and Deferred Compensation Benefits," above.

ABM also provides accidental death and dismemberment insurance for each of the NEOs (with coverage of $750,000 for each of Messrs. Slipsager, Lusk, Price and McClure, and Ms. McConnell) as well as $150,000 business travel accident insurance coverage.

Equity grants under the 2006 Equity Incentive Plan vest monthly pro rata (based on number of months of service over the vesting period) in the event of death. Stock option grants prior to the 2006 Equity Incentive Plan do not provide for vesting in the event of death, except under certain plans that provide for vesting of options granted after April 19, 1999, if the optionee is at least age 64 and dies while in the service of ABM.

 Potential Payments Upon Disability on October 31, 2012

The following table estimates potential payments for each NEO if the NEO had been terminated due to disability on October 31, 2012.

Named Executive Officer	Unpaid Bonus for 2012(1) ($)	Company Portion of Medical Benefit(2) ($)	Equity Grants Vesting as a Result of Disability(3) ($)	Nonqualified Deferred Compensation Aggregate Balance ($)	Present Value of Accumulated Pension Benefit(4) ($)	Total ($)
Henrik Slipsager	850,000	100,000	1,315,897	3,201,230	700,816	6,167,943
James Lusk	374,500	0	585,131	30,172	0	989,803
James McClure	483,750	0	881,984	1,171,842	238,929	2,776,505
Tracy Price	483,750	0	371,160	—	0	854,910
Sarah McConnell	270,000	0	302,328	552,347	0	1,124,675

(1)
Amount is target bonus for fiscal year 2012.

(2)
Amount is based upon the terms of Mr. Slipsager's employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance.

(3)
Intrinsic value is based on $19.00 per share, the closing price of ABM common stock on October 31, 2012. Amount reflects the vesting of equity grants related to disability on October 31, 2012, and includes exercisable stock options on that date.

(4)
Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

A participating NEO who is disabled is entitled to receive SERP payments (with payments beginning at the date the NEO becomes 65), a lump sum SAB payment and the aggregate balance in the NEO's deferred compensation account. See "Pension and Deferred Compensation Benefits," above.

ABM also provides accidental death and dismemberment insurance for each of the NEOs (with coverage of $750,000 for each of Messrs. Slipsager, Lusk, Price and McClure, and Ms. McConnell) as well as $150,000 business travel accident insurance coverage.

Equity grants under the 2006 Equity Incentive Plan vest monthly pro rata (based on number of months of service over the vesting period) in the event of disability. Stock option grants prior to the 2006 Equity Incentive Plan do not provide for vesting in the event of disability.

Compensation Risk Analysis

In fiscal year 2012, the Company undertook an analysis of the design of the Company's executive and broad-based employee incentive plans with respect to enterprise risk factors, with the assistance of its consultant, Towers Watson. The Compensation Committee and its independent compensation consultant, Semler Brossy, reviewed this analysis. In connection with this review, the Compensation Committee noted the various ways in which risk is managed or mitigated. Practices and policies mitigating risks included the balance of corporate, business unit and department and individual weightings in incentive compensation plans, the mix between long-term and short-term incentives, use of stock ownership guidelines, Company policy prohibiting hedging and the Company's recoupment or "clawback" policy. Based on this review, the Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee reviews ABM's financial reporting process on behalf of the Board and selects ABM's independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm retained by the Audit Committee is responsible for performing an independent, integrated audit of ABM's consolidated financial statements and an audit of the effectiveness of ABM's internal control over financial reporting, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes.

The Board adopted a written charter for the Audit Committee, which is reviewed periodically. The Charter of the Audit Committee is available on ABM's web site under "Governance" at http://investor.abm.com/governance.cfm. Within the framework of its Charter, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair presentation of ABM's results in its fiscal year 2012 consolidated financial statements. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The management of ABM has affirmed to the Audit Committee that ABM's fiscal year 2012 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with ABM's internal auditor and independent registered public accounting firm, the overall scope and plans for their respective audits, their evaluation of ABM's internal control over financial reporting and the overall quality of ABM's financial reporting processes.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the auditors their independence. The Audit Committee has reviewed the services provided by ABM's independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm. The Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM's Annual Report on Form 10-K for the fiscal year ended October 31, 2012.

Audit Committee

Anthony G. Fernandes, Chair
J. Philip Ferguson
Luke S. Helms
Sudhakar Kesavan

 Principal Accounting Firm Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of ABM's consolidated financial statements and internal control over financial reporting during the fiscal years ended October 31, 2012 and 2011, and fees for other services rendered by KPMG LLP during those periods.

	2012	2011
Audit fees(1)	$4,857,500	$4,976,000
Audit-related fees(2)	211,000	145,500
Tax fees(3)	37,481	407,819
All other fees(4)	25,000	287,600

Total	$5,130,981	$5,816,919

(1)
Audit fees consisted of audit work performed for the independent integrated audit of ABM's consolidated financial statements and internal control over financial reporting, and the reviews of the financial statements contained in ABM's quarterly reports on Form 10-Q.

(2)
Audit-related fees consisted principally of statutory audits, audits of employee benefit plans and services in connection with certain filings with the Securities and Exchange Commission.

(3)
Tax fees consisted of compliance and consulting fees.

(4)
All other fees consisted primarily of advisory services in connection with an acquisition.

Policy on Pre-approval of Independent Registered Public Accounting Firm Services

The Audit Committee's policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee or any other member of the Audit Committee. All of the services for which fees were disclosed in the table above were pre-approved under the Audit Committee's pre-approval policy.

PROPOSAL 2 — RATIFICATION OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

The Audit Committee has selected KPMG LLP, a registered public accounting firm and ABM's independent registered public accounting firm for fiscal year 2012, as ABM's independent registered public accounting firm for the fiscal year ending October 31, 2013.

The Board is asking shareholders to ratify the selection of KPMG LLP as ABM's independent registered public accounting firm for fiscal year 2013. Although current law, rules and regulations as well as the Charter of the Audit Committee require that ABM's independent registered public accounting firm be selected and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of KPMG LLP for ratification by shareholders as a matter of good corporate practice. In the event that this selection of the independent registered public accounting firm is not ratified by shareholders, the Audit Committee will review its future selection of an independent registered public accounting firm. Representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

 PROPOSAL 3 — ADVISORY VOTE TO APPROVE
EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

The Company asks that you indicate your support for our executive compensation policies and practices as described in the Company's Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement. Your vote is advisory and so will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal (but excluding abstentions) will be considered approval of the proposal.

One of the key principles underlying our Compensation Committee's compensation philosophy is pay for performance. We will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders. Please refer to the section of this proxy statement entitled "Executive Compensation" for a detailed discussion of our executive compensation practices and philosophy.

The Board of Directors recommends a vote FOR the following resolution:

        RESOLVED — that the shareholders approve, on an advisory basis, the compensation of the Company's executives named in the Summary Compensation Table, as disclosed in the Company's 2013 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

 EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of October 31, 2012, with respect to the plans under which the Company's common stock is authorized for issuance. The plans include the 2006 Equity Incentive Plan, the 2004 Employee Stock Purchase Plan, the Time-Vested Incentive Stock Option Plan (the "Time-Vested Plan"), the 1996 Price-Vested Performance Stock Option Plan (the "1996 Plan"), the 2002 Price-Vested Performance Stock Option Plan (the "2002 Plan") and the Executive Stock Option Plan (also known as the Age-Vested Career Stock Option Plan) (the "Age-Vested Option Plan"). No shares are available for future grant under the Time-Vested Plan, the 1996 Plan, the 2002 Plan and the Age-Vested Stock Option Plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,739,800	(1)	$19.39	3,157,329	(2)
Equity compensation plans not approved by shareholders	0		n/a	0
TOTAL	4,739,800		$19.39	3,157,329
(1)
Includes 1,231,362 and 698,004 shares that may be issued to settle outstanding restricted stock units and performance shares, respectively.

(2)
The weighted average exercise price in column (b) does not take into account the awards in note (1) above.

(3)
Includes 737,271 shares available for issuance under the Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of December 31, 2012, by (1) the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of December 31, 2012, (2) each named executive officer, (3) each director and nominee, and (4) all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Bank of America Corporation(3)	5,340,857	9.81%
Bank of America, N.A. Banc of America Investment Advisors, Inc. Merrill Lynch, Pierce, Fenner & Smith, Inc. 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255
Blackrock, Inc.(4)	3,843,493	7.06%
40 East 52nd Street New York, NY 10022
Franklin Resources, Inc.(5)	4,664,142	8.56%
Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, CA 94403-1906 Franklin Advisory Services, LLC One Parker Plaza, Ninth Floor Fort Lee, NJ 07024-2938
Lord Michael A. Ashcroft(6)	3,401,258	6.25%
4 Marine Parade Belize City, Belize
State Street Corporation(7)	3,646,650	6.70%
Street Financial Center One Lincoln Street Boston, MA 02111
The Theodore Rosenberg Trust(8)	4,819,075	8.85%
295 89th Street, Suite 200 Daly City, CA 94015
Vanguard Group, Inc.(9)	2,911,977	5.35%
100 Vanguard Blvd. Malvern, PA 19355
Wells Fargo & Company(10)	2,835,102	5.20%
Wells Capital Management Incorporated Wells Fargo Funds Management, LLC Wells Fargo Bank, N.A. Wells Fargo Advisors, LLC 420 Montgomery Street San Francisco, CA 94104

Linda Chavez	51,640	(11)	*
J. Philip Ferguson	18,732		*
Anthony G. Fernandes	22,814		*
Luke S. Helms	105,379	(12)	*
Maryellen C. Herringer	148,536	(13)	*
Sudhakar Kesavan	2,173		*
James S. Lusk	117,718	(14)	*
James P. McClure	324,099	(15)	*
Sarah H. McConnell	62,687	(16)	*
Tracy K. Price	50,992	(17)	*
Henrik C. Slipsager	755,451	(18)	1.39%
William W. Steele	179,051	(19)	*
Executive officers and directors as a group (16 persons)	1,979,754	(20)	3.63%

* Less than 1%.

(1)
Unless otherwise indicated, the address of each of the beneficial owners listed below is ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.

(2)
Based on a total of 54,459,078 shares of ABM common stock outstanding as of December 31, 2012.

(3)
Share ownership is as of December 30, 2011. Based on a Schedule 13G filed by each of the listed persons with the Securities and Exchange Commission on February 14, 2012. Bank of America indicated in the filing shared voting power for 5,219,399 shares and shared dispositive power for 5,340,857 shares.

(4)
Share ownership is as of December 30, 2011. Based on a Schedule 13G filed by Blackrock, Inc. ("Blackrock") with the Securities and Exchange Commission on February 13, 2012. Blackrock indicated in the filing sole voting power and sole dispositive power for all shares.

(5)
Share ownership is as of December 30, 2011. Based on a Schedule 13G filed by each of the listed persons with the Securities and Exchange Commission on February 2, 2012. Franklin Resources indicated in the filing that Franklin Advisory Services LLC had sole voting power for 4,545,967 shares and sole dispositive power for 4,661,767 shares.

(6)
Share ownership is as of October 13, 2008. Based on a Schedule 13D filed by Lord Michael A. Ashcroft ("Ashcroft") with the Securities and Exchange Commission on October 23, 2008. Ashcroft indicated in the filing sole voting power and sole dispositive power for all the shares.

(7)
Share ownership is as December 30, 2011. Based on a Schedule 13G filed by State Street Corporation ("State Street") with the Securities and Exchange Commission on February 9, 2012. State Street indicated in the filing shared voting power and shared dispositive power for all shares.

(8)
Share ownership is as of April 1, 2010. Based on the Amendment No. 11 to Schedule 13D filed by The Theodore Rosenberg Trust (the "Trust") with the Securities and Exchange Commission on April 13, 2010. The Trust indicated in the filing sole voting and dispositive power for all of the shares.

(9)
Share ownership is as of December 30, 2011. Based on the Schedule 13G filed by The Vanguard Group, Inc. ("Vanguard") with the Securities and Exchange Commission on February 7, 2012. Vanguard indicated in the filing sole voting power for 76,363 shares, sole dispositive voting power for 2,835,614 shares, and shared dispositive voting power for 76,363 shares.

(10)
Share ownership is as of December 30, 2011. Based on a Schedule 13G filed by each of the listed persons with the Securities and Exchange Commission on January 26, 2012. Wells Fargo indicated in the filing that Wells Fargo & Company had sole voting power for 2,805,559 shares and sole dispositive power for 2,748,228 shares.

(11)
Includes 36,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2012.

(12)
Includes 42,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2012.

(13)
Includes 42,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2012.

(14)
Includes 68,319 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2012.

(15)
Includes 216,288 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2012.

(16)
Includes 28,013 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2012.

(17)
Includes 7,775 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2012.

(18)
Includes 515,065 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2012.

(19)
Includes 17,430 shares of ABM common shares held in a trust for his son, and 20,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2012. Mr. Steele disclaims beneficial ownership of the shares held by the trust.

(20)
Includes those persons who were executive officers and directors on December 31, 2012 and includes 1,060,473 shares subject to outstanding options held by those executive officers and directors that were exercisable on or within 60 days after December 31, 2012.

(Intentionally left blank.)

 OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the 2013 Annual Meeting. If other matters properly come before the Annual Meeting, the accompanying proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting, except to the extent such discretion may be limited under Rule 14a-4(c) under the Securities Exchange Act.

2014 ANNUAL MEETING OF
SHAREHOLDERS

Shareholder proposals intended for inclusion in the 2014 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act must be directed to the Corporate Secretary, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176, and must be received by October 9, 2013. ABM's bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Securities Exchange Act must be submitted, in accordance with requirements of the bylaws, not later than December 6, 2013 and not earlier than November 6, 2013.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ABM INDUSTRIES INCORPORATED M51717-P33201 ABM INDUSTRIES INCORPORATED 551 5TH AVENUE SUITE 300 NEW YORK, NY 10176 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. Proposal to ratify the selection of KPMG LLP as ABM Industries Incorporated's independent registered public accounting fi rm for fi scal year 2013. 3. Proposal to approve, by advisory vote, executive compensation. ! ! ! 01) Luke S. Helms 02) Sudhakar Kesavan 03) William W. Steele 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: ! ! ! ! ! ! The Board of Directors recommends you vote FOR proposals 2 and 3: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fi duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized offi cer. For All Withhold All For All Except For Against Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 5, 2013 The undersigned hereby appoints J. Philip Ferguson, Anthony G. Fernandes, and Maryellen C. Herringer and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of ABM to be held on March 5, 2013, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side M51718-P33201 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2012 and the ABM 2012 Annual Report to Shareholders are available at www.proxyvote.com.